                                                              RULE NO. 424(b)(2)
                                                       REGISTRATION NO. 333-5698


PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 14, 1997)

$16,500,000
BOND-BACKED INVESTMENT CERTIFICATES, SERIES 1997-DU PONT

(Underlying Securities will be 8.25% Notes due September 15, 2006 issued by E.I. du Pont de Nemours and Company)
7.50% Fixed Rate Certificates

The Bond-backed Investment Certificates, Series 1997-Du Pont offered hereby (collectively, the "Certificates") represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") formed pursuant to the Trust Agreement dated as of May 12, 1997 between Elmwood Funding Limited, a Cayman Islands exempted limited liability company (the "Depositor"), and United States Trust Company of New York, as trustee (the "Trustee").

The sole assets of the Trust will be $16,500,000 aggregate principal amount of 8.25% Notes due September 15, 2006 (the "Underlying Securities") issued by E.I. du Pont de Nemours and Company (the "Underlying Securities Issuer"), having the characteristics described herein under "Description of the Underlying Securities".

As of the date of this Prospectus Supplement, the Underlying Securities Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission (the "Commission") and meets certain other criteria described under the heading "Description of the Underlying Securities--Eligibility Criteria". The Underlying Securities will be purchased by the Depositor in the secondary market and, correspondingly, will not be acquired from the Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer or otherwise). The Underlying Securities Issuer is not participating in the offering of the Certificates and will not receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance by the Depositor of the Certificates.

The Underlying Securities were originally issued in an aggregate principal amount of $300,000,000 pursuant to a supplemental indenture dated as of September 28, 1990 to an indenture dated as of October 3, 1988, as supplemented by a supplemental indenture dated as of November 15, 1988 (as so supplemented, the "Underlying Securities Indenture"), by and between the Underlying Securities Issuer and The Chase Manhattan Bank (as successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Underlying Securities Trustee"). The Underlying Securities were offered and sold pursuant to (a) an effective registration statement on Form S-3 (Registration No. 33-37012) dated October 4, 1990 relating to the shelf registration of an aggregate principal amount of $1,000,000,000 of the debt securities (the "Debt Securities") of the Underlying Securities Issuer pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and (b) a prospectus supplement dated September 31, 1991 relating to the issuance of the Underlying Securities. According to the Annual Report of the Underlying Securities Issuer on Form 10-K filed with the Commission on March 24, 1997, $282,000,000 aggregate principal amount of the Underlying Securities were outstanding as of December 31, 1996.

Distributions of interest and principal on the Certificates will be made on or about March 15 and September 15 of each year, beginning on September 15, 1997 (each, a "Distribution Date"). The Certificates will receive interest distributions at a rate of 7.50% per annum, and will receive principal distributions as principal is received on the Underlying Securities (the original principal amount of the Underlying Securities is due at maturity thereof on September 15, 2006) or, as described herein, from the exercise of the Call Right by the holder of such right on any Distribution Date on or after March 15, 1998. The last day on which distributions on the Certificates are scheduled to be made is September 15, 2006 (the "Final Scheduled Distribution Date").

The Depositor's only obligations with respect to the Certificates are to assign and deliver the Underlying Securities and certain related documents to the Trustee. The Certificates do not represent an obligation of or interest in the Depositor, Citicorp Securities, Inc. (the "Offering Agent"), Dean Witter Reynolds Inc. (together with the Offering Agent, the "Underwriters") or any of their respective affiliates. Neither the Certificates nor the Deposited Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Underwriters or their respective affiliates.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN UNDER "RISK FACTORS", BEGINNING ON PAGE S-11 AND IN THE PROSPECTUS ON PAGES 4 THROUGH
7.                                               (cover continued on next page)
                                ---------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNDERLYING SECURITIES ISSUER OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

The Certificates offered hereby will be purchased by the Underwriters from the Depositor at a fixed price and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters have severally agreed to purchase the Certificates from the Depositor at 98% of the outstanding principal balance thereof ($16,170,000 aggregate proceeds to the Depositor, before deducting expenses), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Plan of Distribution". For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Plan of Distribution". The Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about May 12, 1997 (the "Original Issue Date").
                                ---------------

CITICORP SECURITIES, INC.                             DEAN WITTER REYNOLDS INC.

                                April 14, 1997

(cover page continued)

The Certificates are a "Callable Series" as defined in the Prospectus and, upon exercise of the Call Right by the holder thereof, are redeemable in whole on any Distribution Date occurring on or after the Distribution Date in March 1998 at a price (the "Call Price") equal to the principal amount of the Certificates being called plus accrued and unpaid interest. See "Risk Factors--Maturity and Yield Considerations" herein and in the Prospectus and "Description of the Certificates--Call Right" herein.

The Certificates are an "Exchangeable Series" as defined in the Prospectus and, subject to the conditions set forth under "Description of the Certificates--Optional Exchange", the holder of the Optional Exchange Right (as defined herein) will be entitled to require the Trustee, on any Business Day (as defined herein) to effect a redemption of one or more Certificates held by such holder. See "Description of the Certificates--Optional Exchange".

The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE"). It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Duff & Phelps Credit Rating Co. ("Duff" and, collectively with Moody's, the "Rating Agencies") equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Aa3" by Moody's and "AA-" by Standard & Poor's Ratings Service ("S&P").

As and to the extent described herein, collections received by the Trustee with respect to the Underlying Securities will be distributed to Certificateholders in the manner and priority described herein.

There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. See "Risk Factors" in the Prospectus.

To locate the definition of a defined term herein, see the "Index of Defined Terms" located at the back of this Prospectus.

The Certificates initially will be represented by one or more global securities (each a "Global Security") registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates in registered form without coupons ("Definitive Certificates") will be available only under the limited circumstances described herein under the heading "Description of the Certificates--Definitive Certificates".

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED PURSUANT TO THE PROSPECTUS DATED MARCH 14, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY BE USED BY THE UNDERWRITERS IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES. THE UNDERWRITERS MAY ACT AS PRINCIPALS OR AGENTS IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.

                                  PROSPECTUS

  The Certificates offered by this Prospectus Supplement constitute a separate Series of Certificates being offered pursuant to the Prospectus (the "Prospectus") dated March 14, 1997, which Prospectus has been filed by the Depositor with the Securities and Exchange Commission (the "Commission") as part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus accompanies, and is an integral part of, this Prospectus Supplement. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT, AND PROSPECTIVE INVESTORS IN THE CERTIFICATES OFFERED HEREBY ARE URGED TO READ IN FULL BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

                                    SUMMARY

  The following summary of certain pertinent information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates" and "Description of the Underlying Securities". Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

                                THE CERTIFICATES

CERTIFICATES OFFERED.........  The Bond-backed Investment Certificates, Series
                                1997-Du Pont (the "Certificates"). The
                                Certificates, each of which represents a fractional undivided beneficial interest in the Trust, will be issued pursuant to the Trust Agreement and will consist of a single class offered hereby. The Underlying Securities will be the sole assets of the Trust from which Certificateholders will receive any distributions.

THE TRUST....................  The Bond-backed Investment Certificates Trust,
                                Series 1997- Du Pont (the "Trust"). The Trust will be formed pursuant to the Standard Terms for Trust Agreements dated as of March 14, 1997 (the "Standard Terms for Trust Agreements"), between the Depositor and the Trustee, as supplemented by the Series 1997- Du Pont Supplement dated as of the Original Issue Date (the "Series Supplement" and, together with the Standard Terms for Trust Agreements, the "Trust Agreement").

DEPOSITOR....................  Elmwood Funding Limited, a Cayman Islands
                                exempted limited liability company (the
                                "Depositor"), will deposit the Underlying
                                Securities into the Trust. See "The Depositor" herein and in the Prospectus.

TRUSTEE......................  United States Trust Company of New York

INITIAL AGGREGATE
 CERTIFICATE PRINCIPAL
 BALANCE.....................
                               $16,500,000

ORIGINAL ISSUE DATE..........  May 12, 1997

FINAL SCHEDULED DISTRIBUTION   September 15, 2006
 DATE........................

TRUST ASSETS.................  The sole assets of the Trust will be $16,500,000 aggregate principal amount of the 8.25% Notes due September 15, 2006 (the "Underlying Securities") issued by E.I. du Pont de Nemours and Company (the "Underlying Securities Issuer"), having the characteristics described herein. The assets of the Trust will be subject to the rights of the holder of the Retained Interest, described below.

RETAINED INTEREST............  Under the Trust Agreement, the holder of the
                                Retained Interest will retain the rights with respect to the Underlying Securities to receive on each Distribution Date, from payments received on the Underlying Securities, a distribution equal to .75% per annum multiplied by the principal amount of the Underlying Securities (the "Interest Strip"), subject to payment of "Ordinary Expenses" of the Trustee and "Depositor Administration Expenses" of the Depositor as described below. The rights of the holder of the Retained Interest to the Interest Strip from payments received on the Underlying Securities is of equal priority with the rights of Certificateholders to receive distributions of interest. See "Description of the Underlying Securities". The holder of the Retained Interest will also retain the right to receive interest on the Underlying Securities accrued with respect to the period from and including March 15, 1997 (the "Cut-Off Date") to but excluding the Original Issue Date. The initial holder of the Retained Interest will be the Offering Agent or an affiliate thereof. The Retained Interest is not being offered hereby.

DISTRIBUTION DATES...........  March 15 and September 15 of each year (or if such date is not a Business Day, the next succeeding Business Day); commencing on September 15, 1997 and ending on the earlier of the Final Scheduled Distribution Date or the Call Date (each, a "Distribution Date"). Certificateholders will be entitled to receive on each Distribution Date interest on the Certificates at the Certificate Rate and all principal amounts received from the Underlying Securities Issuer in respect of the Underlying Securities during the applicable Collection Period. "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York. See "Description of the Certificates--Collection and Distributions" herein.

CERTIFICATE RATE.............  The Certificates are "Fixed Rate Certificates"
                                as defined in the Prospectus. The Certificate Rate applicable to the calculation of the interest distributable on any Distribution Date on the Certificates is fixed at 7.50% per annum and will be calculated on the basis of a year of 360 days and twelve 30-day months.

INTEREST ACCRUAL PERIODS.....  For any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Interest Accrual Period, from and including the Original Issue
                                Date) to but excluding the current Distribution Date.

THE CALL RIGHT...............  The Call Right represents a right by the holder thereof to purchase all, but not less than all, of the outstanding Certificates from the holders thereof on any Call Date (as defined below) at a price equal to the Call Price. The initial holder of the Call Right will be the Offering Agent or an affiliate thereof.

CALL DATE....................  Any Distribution Date occurring on or after the
                                Distribution Date in March 1998.

CALL PRICE...................  The aggregate Certificate Principal Balance, together with unpaid interest thereon accrued to but excluding the Distribution Date as of which the Call Right is exercised.

CALL RIGHT PROVISIONS........  The holder of the Call Right must provide notice to the Trustee (a "Call Request") not less than 10 Business Days prior to the relevant Call Date that it intends to exercise the Call Right on such Call Date.

                               On any Call Date as of which the Call Right has
                                been exercised, Certificateholders will be entitled to receive the aggregate Certificate Principal Balance of all outstanding Certificates, together with interest thereon at the Certificate Rate accrued to but excluding such Call Date. Having acquired the Certificates pursuant to its exercise of the Call Right, the holder of the Call Right will be entitled to receive any amounts distributable on the Certificates on each Distribution Date occurring from and after such Call Date.

                               The Call Right will not be exercised unless the
                                value of the Trust Certificates being purchased exceeds the Call Price payable upon exercise thereof.

OPTIONAL EXCHANGE RIGHT......  The holder of the Optional Exchange Right will be entitled to require the Trustee, on any Business Day, to effect a redemption of one or more Certificates held by such holder (the "Subject Certificates"), all as described below. The initial holder of the Optional Exchange Right will be the Offering Agent or an affiliate thereof.

OPTIONAL EXCHANGE              Any exercise of the Optional Exchange Right by
PROVISIONS...................   the holder thereof is subject to the conditions
                                that: (i) the holder of the Optional Exchange
                                Right is also the holder of the Call Right and the Retained Interest and (ii) the outstanding aggregate principal amount of the Subject
                                Certificates shall be an amount equal to an authorized denomination of the Underlying
                                Securities. There may be one or more exercises of the Optional Exchange Right.

                               The holder of the Optional Exchange Right must
                                provide notice to the Trustee (an "Optional
                                Exchange Request") not less than four Business Days prior to the Business Day on which it intends to exercise the Optional Exchange Right (the "Optional Exchange Date").

                               On the Optional Exchange Date, the Subject
                                Certificates will be redeemed by the Trustee in exchange for (x) delivery by the Trustee to the holder of the Optional Exchange Right of Underlying Securities in an outstanding aggregate principal amount equal to the outstanding aggregate principal amount of the Subject Certificates and (y) payment by the Trustee to such holder of funds on deposit in the Certificate Account established under the Trust Agreement that are attributable to the Subject Certificates. No Optional Exchange Request with respect to all outstanding Certificates shall be effective unless the holder of the Optional Exchange Right satisfies the claims of all creditors of the Trust.

RECORD DATE..................  With respect to each Distribution Date, the third Business Day preceding such Distribution Date.

DENOMINATIONS................  The Certificates will be denominated and payable in U.S. dollars and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof.

FORM OF SECURITY.............  Book-entry Certificates with The Depository
                                Trust Company ("DTC"), except in certain limited circumstances. See "Description of the Certificates--Definitive Certificates" herein.
                                Distributions thereon will be settled in immediately available (same-day) funds.

CUSIP NUMBER.................  290026 AB 9

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES................
                               In the opinion of special Federal tax counsel to
                                the Underwriters, the Trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

RATINGS......................  It is a condition to the issuance of the
                                Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Duff & Phelps Credit Rating Co. ("Duff") equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Aa3" by Moody's and "AA-" by Standard & Poor's Ratings Service ("S&P") The rating of the Certificates by each of Moody's and Duff addresses the likelihood of the ultimate payment of principal and interest on the Certificates to the Certificateholders. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the value of the Certificates. A security rating is not a recommendation to buy, sell or hold securities. The rating on the Certificates does not constitute a statement regarding the occurrence or frequency of redemptions on, or extensions of the maturity of, the Underlying Securities, or the likelihood that the Call Right will be exercised, and the corresponding effect on yield to investors. See "Ratings" herein.

ERISA CONSIDERATIONS.........  An employee benefit plan subject to the Employee
                                Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan, may purchase Certificates if the Offering Agent is able to confirm the existence of at least 100 independent purchasers. See "ERISA Considerations" herein and in the Prospectus.

                           THE UNDERLYING SECURITIES

UNDERLYING SECURITIES........  $16,500,000 aggregate principal amount of the
                                8.25% Notes due September 15, 2006 of E.I. du Pont de Nemours and Company which rank on a parity with all other unsecured and unsubordinated debt of E.I. du Pont de Nemours and Company. Interest on the Underlying Securities accrues at the Underlying Securities Rate for each Underlying Securities Accrual Period and is payable on each Underlying Securities Payment Date. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Maturity Date. As of the date of this Prospectus Supplement, the Underlying Securities have a remaining term to maturity of approximately ten years.

UNDERLYING SECURITIES          E.I. du Pont de Nemours and Company is a
 ISSUER......................   Delaware corporation whose principal executive
                                offices are located at 1007 Market Street, Wilmington, Delaware 19898 and whose telephone number is 302-774-1000. The Underlying
                                Securities Issuer is subject to the periodic reporting requirements of the Exchange Act, and in accordance therewith files reports, including reports on Forms 10-K and 10-Q, and other information with Commission (under
                                Commission File Number 001-00815) and meets certain other criteria described under the heading "Description of the Underlying
                                Securities--Eligibility Criteria" herein.

UNDERLYING SECURITIES
 ORIGINAL ISSUE DATE.........
                               September 23, 1991

UNDERLYING SECURITIES          September 15, 2006
 MATURITY DATE...............

AMORTIZATION.................  None

DENOMINATIONS; UNDERLYING
 SECURITIES CURRENCY.........
                               The Underlying Securities are denominated and
                                payable in U.S. dollars and are available in minimum denominations of $1,000 and integral multiples thereof.

UNDERLYING SECURITIES          March 15 and September 15, commencing March 15,
 PAYMENT DATES...............   1992.

UNDERLYING SECURITIES RATE...  8.25% per annum, calculated on the basis of a year of 360 days and twelve 30-day months.

UNDERLYING SECURITIES
 INTEREST ACCRUAL PERIODS....
                               Semi-annually

PRIORITY.....................  The Underlying Securities rank on a parity with all other unsecured and unsubordinated
                                indebtedness of the Underlying Securities
                                Issuer.

SECURITY.....................  None

REDEMPTION/PUT/OTHER           None
 FEATURES....................

FORM OF UNDERLYING             Book-entry debt securities with DTC.
 SECURITIES..................

CUSIP NUMBER.................  263534 AW 9

RECORD DATES.................  March 1 and September 1, as the case may be, immediately preceding the related Underlying
                                Securities Payment Date.

UNDERLYING SECURITIES          The Chase Manhattan Bank (as successor by merger
 TRUSTEE.....................   to Manufacturers Hanover Trust Company) (the
                                "Underlying Securities Trustee"). The
                                Underlying Securities have been issued pursuant to a supplemental indenture dated as of September 28, 1990 to an indenture dated as of October 3, 1988, as supplemented by a supplemental indenture dated as of November 15, 1988 (as so supplemented, the "Underlying
                                Securities Indenture"), by and between the Underlying Securities Trustee and the
                                Underlying Securities Issuer.

RATINGS OF THE UNDERLYING
 SECURITIES AS OF THE
 ORIGINAL ISSUE DATE.........
                               Aa3 by Moody's and AA- by S&P.

INFORMATION WITH RESPECT TO
 THE UNDERLYING SECURITIES
 ISSUER......................  E.I. du Pont de Nemours and Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, including reports on Forms 10-K and 10-Q, and other information with the Commission under Commission File Number 001-00815. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
                                Commission: New York Regional Office, Room
                                1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports and other information may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

A PROSPECTIVE PURCHASER OF CERTIFICATES SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN OTHER SECURITIES ISSUED BY THE UNDERLYING SECURITIES ISSUER.

All information contained in this Prospectus Supplement regarding the Underlying Securities Issuer and the Underlying Securities is derived from publicly available sources. None of the Depositor, the Trustee, the Offering Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any information concerning the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or concerning the Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in the Prospectus or this Prospectus Supplement (i.e., Identifying Information, information of the type described in this Prospectus Supplement under "Underlying Securities Indenture" and "Principal Economic Terms of Underlying Securities" and as to whether Concentrated Underlying Securities and the related Underlying Securities Issuer meet the "Eligibility Criteria" described below).

                                 RISK FACTORS

  In connection with an investment in the Certificates, prospective purchasers should consider, among other things, (1) the risk factors described in pages 4 through 7 of the Prospectus and (2) the risk factors set forth below (which are in addition to, or which supplement, the risk factors described in the Prospectus):

  EARLY REDEMPTION; REDUCTION IN YIELD. GIVEN THE EXISTENCE OF THE CALL RIGHT (AS DESCRIBED HEREIN), THERE IS NO ASSURANCE THAT AN INVESTMENT IN THE CERTIFICATES MAY BE HELD TO MATURITY. In particular, if the Call Right is exercised by the holder thereof, the investment represented by the Certificates will have a shorter maturity than if such right were not exercised. The likelihood that the Call Right will be exercised will increase as interest rates generally prevailing in the market for U.S. dollar-denominated debt securities fall relative to those in effect on the Original Issue Date. Because the Underlying Securities bear interest at a fixed rate, any such reduction in interest rates will generally result in an increase in the value of the Underlying Securities, making the exercise of the Call Right more likely. Given such a reduction, the interest rates at which proceeds received by Certificateholders from the exercise of the Call Right may be reinvested may be lower than the return that would have been earned over the remaining life of the Certificates if the Call Right had not been exercised.

  The Underlying Securities will be subject to acceleration upon the occurrence of Underlying Securities Events of Default described below under "Description of the Underlying Securities--Underlying Securities Indenture-- Events of Default; Notice and Waiver". The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by the holders thereof. If the Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, capital structure and social, geographic, legal and economic factors.

  RATINGS OF THE CERTIFICATES. At the time of issuance, the Certificates will have ratings assigned by Moody's and Duff equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Aa3" by Moody's and "AA-" by S&P.

  Any rating issued with respect to the Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the value of the Certificates.

  AMENDMENT OF TRUST AGREEMENT. By its own terms, the Trust Agreement may be amended or otherwise modified with the consent of 66 2/3% of the Certificateholders. Any such amendment or other modification could have a material adverse effect on those Certificateholders that do not consent to such amendment or other modification. However, the Trust Agreement requires that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Certificateholders may become effective only with the consent of each affected Certificateholder and that any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Certificates by a Rating Agency requires the consent of 100% of the Certificateholders.

  CREDIT RISK OF ONE OBLIGOR. The Certificates represent interests in obligations of a single obligor, E.I. du Pont de Nemours and Company. In particular, the Certificates will be subject to all the risks associated with a direct investment in unsecured debt obligations of E.I. du Pont de Nemours and Company. None of the

Underwriters, the Depositor, or any of their respective affiliates has guaranteed or is otherwise obligated with respect to the Certificates. Certificates are not entitled to the benefit of any deposit or other insurance and will not be guaranteed by any governmental or other agency.

  A PROSPECTIVE PURCHASER OF CERTIFICATES SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING E.I. DU PONT DE NEMOURS AND COMPANY AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN OTHER SECURITIES ISSUED BY E.I. DU PONT DE NEMOURS AND COMPANY. The issuance of the Certificates should not be construed as an endorsement by the Depositor, the Underwriters or the Trustee of the financial condition or business prospects of E.I. du Pont de Nemours and Company.

                                 THE DEPOSITOR

  Elmwood Funding Limited (the "Depositor") is a company incorporated with limited liability in the Cayman Islands on September 17, 1996 by a firm of attorneys at law with its principal place of business in the Cayman Islands. The registered office of the Depositor is P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. The principal business office of the Depositor is at P.O. Box 1984, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies. See "The Depositor" in the Prospectus for additional information.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Certificates will be used by the Depositor to purchase the Underlying Securities. Any remaining net proceeds will be used by the Depositor for other purposes related to the deposit of the Underlying Securities into the Trust and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, reimbursement of the Depositor Administration Expenses (as defined below) incurred in connection with the ongoing activities of the Trust.

                                   THE TRUST

  The Trust will be formed pursuant to the Standard Terms for Trust Agreements, as supplemented by the Series 1997-Du Pont Supplement (the "Series Supplement" and together with the Standard Terms for Trust Agreements, the "Trust Agreement") between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the Underlying Securities into the Trust, subject to the Retained Interest, the Call Right and the Optional Exchange Right (each, as described below under "Description of the Certificates"). The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates to or upon the order of the Depositor. The Depositor's assignment of the Underlying Securities to the Trustee is without recourse to the Depositor (except as to certain limited representations and warranties).

  The Trustee will take such steps as may be necessary to ensure that, to the extent the assignment of the Underlying Securities to the Trust by the Depositor could be treated under applicable law as a financing as opposed to an absolute sale, the Trust will have a first priority perfected security interest (or its equivalent) in the Underlying Securities as against other creditors of the Depositor.

  The Underlying Securities will be purchased by the Depositor in the secondary market and, correspondingly, will not be acquired from the Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer or otherwise). The Underlying Securities Issuer is not participating in the offering of the Certificates, will not receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance by the Depositor of the Certificates, and none of the Depositor, the Underwriters or any of their respective affiliates have participated in the initial public offering of the Underlying Securities.

  The Trust consists of (i) the Underlying Securities, exclusive of the Retained Interest; (ii) such assets as from time to time are identified as deposited in the Certificate Account established under the Trust Agreement;
(iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; and (iv) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.

  Pursuant to the Trust Agreement, the Depositor shall receive compensation for Depositor Administration Expenses (as defined below), which amounts shall be deducted from payments to the holder of the Retained Interest. The Trustee will be permitted to deduct such compensation from periodic distributions on the Interest Strip for payment to the Depositor.

                   DESCRIPTION OF THE UNDERLYING SECURITIES

GENERAL

  The material economic terms of the Underlying Securities are described above under "SUMMARY--The Underlying Securities".

  The Underlying Securities will be deposited into the Trust subject to the right of the holder of the Retained Interest to receive on each Distribution Date, from payments received on the Underlying Securities, a distribution equal to .75% per annum multiplied by the principal amount of the Underlying Securities (the "Interest Strip"), subject to payment of "Ordinary Expenses" of the Trustee and "Depositor Administration Expenses" of the Depositor as described below. The right of the holder of the Retained Interest to receive the Interest Strip is of equal priority with the rights of the Certificateholders to receive distributions of interest on the Certificates.

  The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the Certificates. BECAUSE THE UNDERLYING SECURITIES ARE THE ONLY MATERIAL ASSETS OF THE TRUST FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE CERTIFICATES, THE RECEIPT BY THE CERTIFICATEHOLDERS OF DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES (ABSENT EXERCISE OF THE CALL RIGHT, OF WHICH THERE CAN BE NO ASSURANCE) WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CONSIDER CAREFULLY THE UNDERLYING SECURITIES ISSUER'S FINANCIAL CONDITION AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE UNDERLYING SECURITIES ISSUER AND THE UNDERLYING SECURITIES IS DERIVED FROM PUBLICLY AVAILABLE SOURCES.

  A PROSPECTIVE PURCHASER OF THE CERTIFICATES SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN OTHER SECURITIES ISSUED BY THE UNDERLYING SECURITIES ISSUER. None of the Depositor, the Trustee, the Underwriters or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any information concerning the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or concerning the Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and the Underlying Securities Issuer that is expressly set forth in the Prospectus or this Prospectus Supplement (i.e., Identifying Information, information of the type described in this Prospectus Supplement under "Underlying Securities Indenture" and "Principal Economic Terms of Underlying Securities" and as to whether the Underlying Securities and the Underlying Securities Issuer meet the "Eligibility Criteria" described below). None of the Depositor, the Trustee, the Offering Agent or any of their respective affiliates has participated in the preparation of any publicly available documents relating to the Underlying Securities Issuer or the Underlying Securities or has made any independent inquiry with respect to such publicly available information. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the information described above.

SELECTION OF UNDERLYING SECURITIES

  The Offering Agent has identified to the Depositor the Underlying Securities being deposited into the Trust, together with the terms and conditions of the Certificates, the Call Right, the Retained Interest and the Optional Exchange Right. The board of directors of the Depositor, which is independent of the Offering Agent, has determined by appropriate corporate action to deposit the Underlying Securities into the Trust and cause the Trust to issue the Certificates.

UNDERLYING SECURITIES ISSUER

  According to publicly available sources of information, E.I. du Pont de Nemours and Company was founded in 1802 and was incorporated in the State of Delaware in 1915. Its principal executive offices are located at 1007 Market Street, Wilmington, Delaware 19898 and its telephone number is 302-774-1000. Its Internal Revenue Service Employer Identification Number is 51-0014090. According to the Annual Report of the Underlying Securities Issuer filed on Form 10-K with the Commission on March 24, 1997, the Underlying Securities Issuer is the largest chemical company in the world. The Underlying Securities Issuer conducts fully integrated petroleum operations primarily through its wholly owned subsidiary Conoco Inc. and, in 1996, ranked ninth in the worldwide production of petroleum liquids by U.S.-based companies, tenth in the production of natural gas, and seventh in refining capacity. Conoco Inc. and other subsidiaries and affiliates of the Underlying Securities Issuer conduct exploration, production, mining, manufacturing or selling activities, and some are distributors of products manufactured by the Underlying Securities Issuer. The foregoing is referred to in this Prospectus Supplement as "Identifying Information".

  The Underlying Securities Issuer is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission under Commission File Number 001-00815. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports and other information may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

ELIGIBILITY CRITERIA

  As a condition to the deposit into the Trust of the Underlying Securities, the Underlying Securities and the Underlying Securities Issuer will, at the time of such deposit, meet the following criteria (collectively, the "Eligibility Criteria"):

    (1) the Underlying Securities will have been issued pursuant to an effective registration statement under the Securities Act;

    (2) a class of equity securities of the Underlying Securities Issuer will have been registered under Section 12(b) or 12(g) of the Exchange Act;

    (3) the Underlying Securities Issuer will be subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, will be obligated to file reports, including reports on Forms 10-K and 10-Q, and other information with the Commission;

    (4) the Underlying Securities Issuer: (a) will have been subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act for a period of at least twelve calendar months immediately preceding the deposit date; and (b) will have filed in a timely manner all reports required to be filed under such periodic reporting requirements during the twelve calendar months and any portion of a month immediately preceding the deposit date;

    (5) the Underlying Securities Issuer will have outstanding voting securities (excluding securities held by affiliates of the Underlying Securities Issuer) having an aggregate market value of at least
  $75,000,000; and

    (6) the Underlying Securities will be rated at least "BBB-" or "Baa3" by S&P or Moody's (or any comparable rating by another nationally recognized statistical rating organization).

  The Depositor will determine, by reference to publicly available sources (and without other independent investigation), that, at the time of the deposit of the Underlying Securities into the Trust, the Underlying Securities and the Underlying Securities Issuer meet the Eligibility Criteria.

UNDERLYING SECURITIES INDENTURE

  The Underlying Securities have been issued pursuant to a supplemental indenture dated as of September 28, 1990 to an indenture dated as of October 3, 1988, as supplemented by a supplemental indenture dated as of November 15, 1988 (as so supplemented, the "Underlying Securities Indenture"), by and between the Underlying Securities Issuer and the Underlying Securities Trustee. The following summary describes certain general terms of such Underlying Securities Indenture and is based upon (a) disclosure contained in
(i) an effective registration statement on Form S-3 (Registration No. 33-37012) dated October 4, 1990 relating to the shelf registration of an aggregate principal amount of $1,000,000,000 of the debt securities (the "Debt Securities") issued by the Underlying Securities Issuer pursuant to Rule 415 under the Securities Act, and (ii) a prospectus supplement dated September 31, 1991 relating to the issuance of the Underlying Securities and (b) review of the Underlying Securities Indenture, as supplemented to September 28, 1990 and as filed with the Commission. However, investors should refer to the Underlying Securities Indenture itself for all of the terms governing the Underlying Securities.

  The Underlying Securities Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Certain Covenants.

  The Underlying Securities Issuer covenants that, so long as any of the Debt Securities remain outstanding, it will not nor will it permit any Restricted Subsidiary (see "Definitions" below) to issue, assume, or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage on any Principal Property (see "Definitions" below), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock, or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities shall be secured equally and ratably with such Debt. This restriction, however, shall not apply to: (i) mortgages on property, shares of stock, or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) mortgages on property existing at the time that it is acquired, or to secure Debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which Debt is incurred prior to, at the time of or within one year after such acquisition, completion of such construction, or the commencement of commercial operation of such property thereon; (iii) mortgages securing Debt owing by any Restricted Subsidiary to the Underlying Securities Issuer or another Restricted Subsidiary; (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Underlying Securities Issuer or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Underlying Securities Issuer or a Restricted Subsidiary; (v) mortgages on property of the Underlying Securities Issuer or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings); (vi) mortgages existing at the date of the Underlying Securities Indenture; (vii) mortgages on particular property (or any proceeds of the sale thereof) to secure all or any part of the cost of exploration, drilling, mining or development thereof (including construction of facilities for field processing of minerals) intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals therefrom, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) through (vii) inclusive. Notwithstanding the above, the Underlying Securities Issuer and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume, or guarantee secured Debt which would otherwise be subject to the above restrictions, provided that the aggregate amount of such Debt which would then be outstanding (not including secured Debt permitted under the foregoing exceptions) and the aggregate Attributable Debt (see "Definitions" below) of sale and leaseback transactions subject to the restrictions described in the second following paragraph and in existence at such time (not including any sale and leaseback transaction as to which the Underlying Securities Issuer has complied with clause (b) of such paragraph) does not at any one time exceed 10% of the Consolidated Net Tangible Assets (see "Definitions" below) of the Underlying Securities Issuer and its consolidated Subsidiaries. (Section 1004)

  For the purposes of the foregoing covenant, the following types of transactions shall not be deemed to create Debt secured by a mortgage: the sale or other transfer of (i) oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals or (ii) any other interest in property of the character commonly referred to as a "production payment". (Section 1004)

  Sale and leaseback transactions by the Underlying Securities Issuer or any Restricted Subsidiary of any Principal Property are prohibited unless (a) the Underlying Securities Issuer or such Restricted Subsidiary would be entitled (pursuant to the provisions of the second preceding paragraph) to issue, assume, or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the Debt Securities or (b) an amount equal to such Attributable Debt is applied to the retirement of nonsubordinated Debt of the Underlying Securities Issuer or a Restricted Subsidiary which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the creation of such Debt. (Section 1005)

  The Underlying Securities Issuer covenants that it will not consolidate or merge with or dispose of all or substantially all of its property to any corporation unless the surviving corporation (or other than the Underlying Securities Issuer) shall assume the obligations of the Underlying Securities Issuer under the Underlying Securities Indenture and under the Debt Securities. (Section 801) If on any consolidation or merger of the Underlying Securities Issuer or any Restricted Subsidiary with or into any other corporation, or any sale, conveyance, or lease of substantially all of its properties, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary would then become subject to any mortgage, pledge, security interest, or other lien or encumbrance, the Underlying Securities Issuer, prior to such event, will secure the Debt Securities by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any previously existing. (Section 802)

  Definitions.

  "Attributable Debt" is defined by the Underlying Securities Indenture to mean the present value (discounted at the rate of 1% per annum over the weighted average yield to maturity of the outstanding Debt Securities, such average being weighted by the outstanding principal amount of the Debt Securities of each series (or, in the case of Debt Securities issued with original issue discount, such amount to be determined as provided in the Underlying Securities Indenture) of the obligation of a lessee for rental payments (excluding from such rental payments, however, amounts payable with respect to income and property taxes, insurance, maintenance, and other similar charges and contingent rents, such as those based on sales) during the remaining term of any lease (including any period for which such lease has been extended). (Section 1005)

  "Consolidated Net Tangible Assets" is defined by the Underlying Securities Indenture to mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Underlying Securities Issuer and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles. (Section 101)

  "Principal Property" is defined by the Underlying Securities Indenture to mean any manufacturing plant or facility or any mineral producing property or any research facility owned by the Underlying Securities Issuer or any Restricted Subsidiary which is located within the continental United States of America except any such plant or facility or property or research facility which, in the opinion of the board of directors of the Underlying Securities Issuer, is not of material importance to the total business conducted by the Underlying Securities Issuer and its Restricted Subsidiaries as an entity. (Section 101)

  "Restricted Subsidiary" is defined by the Underlying Securities Indenture to mean any wholly-owned Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Property, and (iii) in which the Underlying Securities Issuer's investment exceeds 1% of the consolidated assets of the Underlying Securities Issuer as of the end of the last preceding year; provided that the term "Restricted Subsidiary" does not include any wholly-owned Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the Underlying Securities Issuer's operations outside the continental United States. (Section 101)

  "Subsidiary" is defined by the Underlying Securities Indenture to mean any corporation which is consolidated in the Underlying Securities Issuer's accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned or controlled by the Underlying Securities Issuer or by the Underlying Securities Issuer and one or more Subsidiaries or by one or more Subsidiaries. (Section
101)

  Events of Default; Notice and Waiver.

  The Underlying Securities Indenture defines an event of default with respect to any series of Debt Securities as being any one of the following events and such other event as may be established for the Debt Securities of a particular series: (a) default for 30 days in any payment of interest on such series; (b) default in any payment of principal, and premium, if any, on such series when due; (c) default in the payment of any sinking fund installment when due; (d) default for 60 days after appropriate notice in performance of any other covenant in the Underlying Securities Indenture; or (e) certain events involving bankruptcy, insolvency or reorganization. No event of default with respect to a particular series of Debt Securities issued under the Underlying Securities Indenture necessarily constitutes an event of default with respect to any other series of Debt Securities issued thereunder. (Section 501) The Underlying Securities Issuer is required to file with the Underlying Securities Trustee annually an Officers' Certificate indicating whether the Underlying Securities Issuer is in default under the Underlying Securities Indenture. (Section 1008)

  The Underlying Securities Indenture provides that if an event of default specified therein shall occur and be continuing with respect to any series of Debt Securities, either the Underlying Securities Trustee or the holders of 25% in principal amount of the Debt Securities of such series (in the case of defaults under clauses (d) and (e), of all the Debt Securities) then outstanding may declare the principal (or in the case of Debt Securities issued with original issue discount, such portion of the principal amount thereof as may be specified in the terms thereof) of the Debt Securities of such series (or of all the Debt Securities, as the case may be) to be due and payable. (Section 502) In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series (or in the case of defaults under clauses (d) and (e), of all the Debt Securities) may on behalf of the holders of all the Debt Securities of any such series (or of all the Debt Securities, as the case may be) and any related coupons waive any past default or event of default except a default not theretofore cured in payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series (or of all the Debt Securities, as the case may be) and any related coupons. (Sections 502 and 513)

  The Underlying Securities Indenture contains a provision entitling the Underlying Securities Trustee, subject to the duty of the Underlying Securities Trustee during default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of any series or any related coupons before proceeding to exercise any right or power under the Underlying Securities Indenture with respect to such series at the request of such holders. (Section 603) The Underlying Securities Indenture provides that no holder of any Debt Securities of any series or any related coupons may institute any proceeding, judicial or otherwise, to enforce such Underlying Securities Indenture except where the Underlying Securities Trustee has, for 60 days after it is given notice of default, failed to act, and where there has been both a request to enforce such Underlying Securities Indenture by the holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of such series and an offer of reasonable indemnity to the Underlying Securities Trustee. (Section 507) This provision will not prevent any holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest thereon at the respective due dates thereof. (Section 508) The holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the Underlying Securities Trustee or exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, the Underlying Securities Trustee may refuse to follow any direction that conflicts with law or the Underlying Securities Indenture or which would be unjustly prejudicial to holders not joining therein. (Section 512)

  The Underlying Securities Indenture provides that the Underlying Securities Trustee will, within 90 days after the occurrence of a default with respect to any series of Debt Securities known to it, give to the holders of Debt Securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of principal of (or premium, if any), or interest on, any Debt Securities, the Underlying Securities Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interests of the holders of such Debt Securities. (Section 607)

  Modification of the Underlying Securities Indenture.

  The Underlying Securities Indenture contains provisions permitting the Underlying Securities Issuer and the Underlying Securities Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of all series to be affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Underlying Securities Indenture or modifying in any manner the rights of the holders of the Debt Securities of each such series (or waiving any covenant or condition set forth with respect to Section 1004 (Limitation on Liens) or Section 1005 (Limitation on Sale and Lease-Back)); provided that no such supplemental indenture shall (i) change the stated maturity of the principal of, or any instalment of interest thereon or any premium payable upon redemption thereof, or change any obligation of the Underlying Securities Issuer to pay additional amounts thereon, or reduce the amount of the principal of a Debt Security issued with original issue discount that would be due and payable upon a declaration of acceleration of the majority thereof, or change any place of payment, or change the coin or currency in which any Debt Security or the interest thereon or any coupon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the applicable redemption date), without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture or for any waiver of compliance with certain provisions of the Underlying Securities Indenture or certain defaults thereunder and their consequences, without the consent of the holder of each Debt Security affected.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will have an initial Certificate Principal Balance equal to $16,500,000 and will be issued on May 12, 1997.

  The Final Scheduled Distribution Date for the Certificates will be September 15, 2006.

  The Certificates will be denominated and payable in U.S. Dollars and will be issued in registered form in minimum denominations of $1,000 and integral multiples thereof.

COLLECTIONS AND DISTRIBUTIONS

  Collections on the Underlying Securities that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account established under the Trust Agreement will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

    (i) to the Certificateholders and the holder of the Retained Interest in payment of Certificate Interest and the Interest Strip, respectively, pro rata according to the respective amounts thereof then due and payable; and

    (ii) to the Certificateholders, Required Principal (if any).

  If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to Certificateholders as a result of any such delay.

  All amounts received on or with respect to the Underlying Securities, including amounts received in connection with the exercise of the Call Right by the holder thereof, which are not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will not constitute property of the Trust and will not be available to Certificateholders.

  There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Certificateholders and the holder of the Retained Interest. To the extent Available Funds are insufficient to make any such distributions, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls. The holder of the Retained Interest will pay the Ordinary Expenses of the Trustee and Depositor Administration Expenses from amounts otherwise distributable as the Interest Strip.

  For purposes of this Prospectus Supplement, the following terms have the following meanings:

    "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Collection Period.

    "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York.

    "Certificate Interest" for the Certificates for any Distribution Date means accrued and unpaid interest on the outstanding principal balance of the Certificates, computed at a rate per annum equal to the Certificate Rate.

    "Depositor Administration Expenses" means fees and expenses payable by the Depositor to its administrator (currently Deutsche Morgan Grenfell (Cayman) Limited) pursuant to an administration agreement, which fees and expenses include (a) a one-time arrangement fee, (b) an annual fee and

  (c) reasonable out-of-pocket expenses incurred by the administrator in connection with the administration of the Depositor in accordance with such administration agreement.

    "Eligible Investments" means, with respect to the Certificates, those investments, consistent with the Trust's status as a grantor trust for Federal income tax purposes and acceptable to the Rating Agencies as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the succeeding Distribution Date.

    "Interest Accrual Period" means, for any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Interest Accrual Period, from and including the Original Issue Date) to but excluding the current Distribution Date.

    "Interest Strip" allocable to the Retained Interest for any Distribution Date means accrued and unpaid interest on the outstanding principal balance of the Certificates, computed at a rate per annum equal to .75%, except that the Interest Strip for the first Distribution Date will include the right to receive interest on the Underlying Securities accrued with respect to the period from and including March 15, 1997 (the "Cut-Off Date") to but excluding the Original Issue Date.

    "Required Principal" for the Certificates for any Distribution Date means the amount received on the Underlying Securities attributable to principal payments thereon during the related Collection Period.

  Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made at the corporate trust office or agency of the Trustee specified below under "Description of the Trust Agreement--The Trustee"; provided that any such amounts distributable on the Final Scheduled Distribution Date will be distributed only upon surrender of such Certificate at the location set forth above.

  Distributions on the Certificates will be made, except as provided below, by check mailed to the Certificateholder listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of a Global Security, will be a nominee of the Clearing Agency). A Certificateholder of $10,000,000 or more in aggregate principal amount of Certificates shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not later than 15 calendar days prior to the applicable Distribution Date.

INTEREST ON THE CERTIFICATES

  The Certificates are "Fixed Rate Certificates" as defined in the Prospectus. The Certificate Rate applicable to the calculation of the interest distributable on any Distribution Date on the Certificates is fixed at 7.50% per annum and will be calculated on the basis of a year of 360 days and twelve 30-day months. Interest on the Certificates will be distributable in arrears on or about March 15 and September 15 of each year, beginning on September 15, 1997 (each, a "Distribution Date"). Each such distribution of interest shall include interest accrued during the period from and including the preceding Distribution Date (or, in the case of the first Interest Accrual Period, from and including the Original Issue Date) to but excluding the current Distribution Date.

PRINCIPAL OF THE CERTIFICATES

  Each Certificate will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Underlying Securities. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate until the aggregate Certificate Principal Balance has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon. The initial aggregate Certificate Principal Balance equals the outstanding aggregate principal balance of the Underlying Securities as of the Cut-off Date. Distributions of principal will be made on a pro rata basis among all the Certificates.

RETAINED INTEREST

  The Retained Interest (the "Retained Interest") represents the right by the holder thereof to receive on each Distribution Date, from payments received on the Underlying Securities, a distribution equal to .75% per annum multiplied by the principal amount of the Underlying Securities (the "Interest Strip"), subject to payment of "Ordinary Expenses" of the Trustee and "Depositor Administration Expenses" of the Depositor as described herein. The rights of the holder of the Retained Interest to the Interest Strip from payments received on the Underlying Securities is of equal priority with the rights of Certificateholders to receive distributions of interest. The holder of the Retained Interest will also have the right under the Trust Agreement to receive interest on the Underlying Securities accrued with respect to the period prior to, and including, the Cut-Off Date. The initial holder of the Retained Interest will be the Offering Agent or an affiliate thereof and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another person at the sole option of the transferor without the consent of the Certificateholders or any other person. The Retained Interest is not being offered hereby.

  Under the terms of the Trust Agreement, Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities without the consent of the holder of the Retained Interest. In addition, amendment of the Trust Agreement may require, and amendment of the Retained Interest generally will require, consent of the holder of the Retained Interest. See "Description of the Trust Agreement-- Voting Rights" herein.

CALL RIGHT

  General

  The Call Right represents a right by the holder thereof to purchase all, but not less than all, of the outstanding Certificates from the holders thereof on any Call Date (as defined below) at a price equal to the Call Price (as defined below). The initial holder of the Call Right will be the Offering Agent or an affiliate thereof and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another person at the sole option of the transferor without the consent of the Certificateholders or any other person. No Call Right is being offered hereby.

  Under the terms of the Call Right and the Trust Agreement, Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities without the consent of the holder of the Call Right. In addition, amendment of the Trust Agreement may require, and amendment of the Call Right generally will require, consent of the holder of the Call Right. See "Description of the Trust Agreement-- Voting Rights" herein.

  Exercise

  The Certificates are a "Callable Series" as defined in the Prospectus. The Call Right may be exercised on any Distribution Date (or the next succeeding Business Day if such Distribution Date is not a Business Day) occurring on or after the Distribution Date in March 1998 (the "Call Date") at a price (the "Call Price") equal to the aggregate Certificate Principal Balance, together with unpaid interest thereon accrued to but excluding the Distribution Date as of which the Call Right is exercised.

  The holder of the Call Right must provide notice to the Trustee (a "Call Request") not less than 10 Business Days prior to the relevant Call Date that it intends to exercise the Call Right on such Call Date.

  On any Call Date as of which the Call Right has been exercised, Certificateholders will be entitled to receive the aggregate Certificate Principal Balance of all outstanding Certificates, together with interest thereon at the Certificate Rate accrued to but excluding such Call Date. Having acquired the Certificates pursuant to its exercise of the Call Right, the holder of the Call Right will be entitled to receive any amounts distributable on the Certificates on each Distribution Date occurring from and after such Call Date.

  The Call Right will not be exercised unless the value of the Trust Certificates being purchased exceeds the Call Price payable upon exercise thereof.

OPTIONAL EXCHANGE

  General

  The Certificates are an "Exchangeable Series" as defined in the Prospectus.

  The holder of the Optional Exchange Right will be entitled to require the Trustee, on any Business Day, to effect a redemption of one or more Certificates held by such holder (the "Subject Certificates"); provided that
(i) the holder of the Optional Exchange Right is also the holder of the Call Right and the Retained Interest and (ii) the outstanding aggregate principal amount of the Subject Certificates shall be an amount equal to an authorized denomination of the Underlying Securities. Any such Optional Redemption will also be subject to compliance with the applicable conditions specified in the Prospectus under "Description of the Certificates--Optional Exchange." There may be one or more exercises of the Optional Exchange Right.

  The Optional Exchange Right will be issued to the Offering Agent or an affiliate of the Offering Agent and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another person at the sole option of the transferor without the consent of the Certificateholders or any other person.

  Under the terms of the Optional Exchange Right and the Trust Agreement, amendment of the Optional Exchange Right will require consent of all Certificateholders and of the holders of the Retained Interest and the Call Right. See "Description of the Trust Agreement--Voting Rights" herein.

  Exercise

  The holder of the Optional Exchange Right must provide notice to the Trustee (an "Optional Exchange Request") not less than four Business Days prior to the Business Day on which it intends to exercise the Optional Exchange Right (the "Optional Exchange Date").

  On the Optional Exchange Date, the Subject Certificates will be redeemed by the Trustee in exchange for (x) delivery by the Trustee to the holder of the Optional Exchange Right of Underlying Securities in an outstanding aggregate principal amount equal to the outstanding aggregate principal amount of the Subject Certificates and (y) payment by the Trustee to such holder of funds in the Certificate Account established under the Trust Agreement that are attributable to the Subject Certificates. No Optional Exchange Request with respect to all outstanding Certificates shall be effective unless the holder of the Optional Exchange Right satisfies the claims of all creditors of the Trust.

GLOBAL SECURITY

  The Certificates will initially be represented by one or more global securities (each a "Global Security") registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC" and, together with any successor clearing agency selected by the Depositor, the "Clearing Agency"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ("Participants"). Transfers of beneficial ownership in any Global Security will be effected in accordance with the normal procedures of the Clearing Agency. No holder of a beneficial interest in a Global Security will be entitled to receive a definitive certificate (a "Definitive Certificate") representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See " --Definitive Certificates" herein and "Description of Certificates--Global Securities" in the Prospectus.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

  Definitive Certificates will be issued to Certificateholders or their nominees in exchange for their respective beneficial interests in any Global Security only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Global Securities representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates and thereafter an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name. Individual Definitive Certificates so issued will be issued in registered form in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof.

LISTING ON THE NEW YORK STOCK EXCHANGE

  The Certificates have been authorized for listing, upon official notice of issuance, with the NYSE. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

                      DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

  The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1997-Du Pont Supplement) will consist of (i) the Underlying Securities, exclusive of the Retained Interest;
(ii) such assets as from time to time are identified as deposited in the Certificate Account established under the Trust Agreement; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; and (iv) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

  The United States Trust Company of New York will act as trustee (the "Trustee") for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 114 West 47th Street, 15th Floor, New York, New York 10036 and its telephone number is (212) 852-1623.

  Pursuant to the Trust Agreement, the Trustee shall receive compensation for Ordinary Expenses, payable by the holder of the Retained Interest. The Trustee will be permitted to deduct its compensation from periodic distributions on the Interest Strip.

  "Ordinary Expenses" are defined in the Trust Agreement and are generally described as the Trustee's customary fee for its services as Trustee, including but not limited to (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making distributions, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust.

  The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Trust Expenses, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities and
(ii) the Trustee has been instructed to do so by Certificateholders representing not less than 66 2/3% of the Certificates then outstanding. "Extraordinary Trust Expenses" are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement.

  Extraordinary Trust Expenses will not be paid out of the Trust property unless (i) such Extraordinary Trust Expenses relate to a time when the Underlying Securities Issuer was in default of any payment obligation under the Underlying Securities Indenture, or (ii) Certificateholders representing 100% of the aggregate Voting Rights of the Certificates have voted to require the Trustee to incur such Extraordinary Trust Expenses.

EVENTS OF DEFAULT

  An event of default with respect to the Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period) and (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable.

  The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates, the Trustee will give notice to the Certificateholders, the holder of the Call Right and the holder of the Retained Interest, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders, the holder of the Call Right and the holder of the Retained Interest.

  The Trustee will distribute any amounts recovered in respect of the Underlying Securities following a payment default by the Underlying Securities Issuer under the Underlying Securities Indenture, first, to the Certificateholders in payment of Required Principal (if any) and, second, to the Certificateholders and the holder of the Retained Interest in payment of Certificate Interest (in the case of the Certificateholders) and the Interest Strip (in the case of the holder of the Retained Interest), respectively, pro rata according to the respective amounts thereof then due and payable.

VOTING RIGHTS

  At all times, 100% of all Voting Rights shall be allocated among all Certificateholders in proportion to the then outstanding principal balances of their respective Certificates; provided that any exercise of Voting Rights that would adversely affect in any material respect the Retained Interest, the Call Right or the Optional Exchange Right shall require the consent of the holder thereof.

  The Required Percentage-Amendment of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66 2/3%, if each Rating Agency shall have notified the Depositor and the Trustee in writing that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Certificates, and otherwise 100%.

  In addition to the other restrictions on modification and amendment contained in the Trust Agreement, the Trustee shall not agree to or enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect (i) the Retained Interest without the consent of the holder thereof, (ii) the Call Right without the consent of the holder thereof or (iii) the Optional Exchange Right without the consent of all the Certificateholders and of the holders of the Retained Interest and the Call Right; provided that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for Federal Income tax purposes.

  In addition to the other restrictions on modification and amendment contained in the Trust Agreement, the Trustee shall not agree to or enter into any amendment or modification of the Retained Interest, the Call Right or the Optional Exchange Right without the consent of the holder thereof or which would adversely affect in any material respect the interests of the Certificateholders without the consent of Certificateholders representing 66 2/3% of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment and without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; provided that (i) no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for Federal Income tax purposes and (ii) any amendment or modification of the Trust Agreement or the Call Right which would alter the timing or amount of any payment of the Call Price shall require the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates.

TERMINATION OF THE TRUST

  The Trust shall terminate upon the earlier to occur of the payment in full of the Certificates at maturity and the settlement by the Trust of all payments and deliveries required in connection with any exercise of the Optional Exchange Right. See "Description of the Trust Agreement--Termination" in the Prospectus. Under the terms of the Trust Agreement, the Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities without the consent of the holder of the Retained Interest or the Call Right if and for so long as the Retained Interest or the Call Right, respectively, remains outstanding.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of special federal tax counsel to the Underwriters, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to the Certificates held by such holder, as if it issued directly the portion of the Call Right allocable to such Certificates and as if it paid directly its share of reasonable expenses of the Trust. In general, the federal income tax consequences to the original holder of a Certificate who holds the Certificate until repayment of the Underlying Securities or earlier exercise of the Call Right, with certain exceptions, will be similar to that of a holder of an Underlying Security that could be called by the Underlying Securities Issuer prior to maturity on the same terms applicable to the Call Right. The principal exceptions are: (1) if a Certificateholder does not make and does not have in effect an appropriate election to amortize bond premium, it would recognize a capital loss, which may be a long term capital loss, equal to the amount of the bond premium on the repayment of the Underlying Securities and would have a short term capital gain equal to the amount deemed to have been received in respect of the Call Right if the Call Right expires unexercised,
(2) if a Certificateholder makes or has in effect an appropriate election to amortize bond premium, it will be entitled to deductions as an offset to ordinary income in respect of the amortization of premium (i.e., the excess of the amount that is deemed to have been paid for the portion of the Underlying Securities represented by the Certificates held by such holder over the purchase price of the Certificates (excluding accrued interest)) over the term of the Underlying Securities and would have a short term capital gain equal to the amount deemed to have been received in respect of the Call Right if the Call Right expires unexercised, and (3) a Certificateholder may be treated as having received additional income equal to its pro rata share of expenses of the Trust and as receiving a deduction for that amount, which deduction may be disallowed in whole or in part for a Certificateholder who is an individual, estate or trust under the limitations applicable to "miscellaneous itemized deductions." For a complete discussion of the Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust, see "Certain Federal Income Tax Consequences" in the Prospectus. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (e) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan"). Generally, a Plan may purchase Certificates if the Offering Agent is able to confirm the existence of at least 100 independent purchasers. For a discussion of certain ERISA considerations relating to the purchase and ownership of Certificates by a Plan, see "ERISA Considerations" in the Prospectus.

  ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                             PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of March 25, 1997 and supplemented as of April 14, 1997 (the "Underwriting Agreement"), the Depositor has agreed to sell to Citicorp Securities, Inc. (the "Offering Agent"), and Dean Witter Reynolds Inc. (together with the Offering Agent, the "Underwriters"), and each Underwriter has agreed to purchase from the Depositor, severally and not jointly, the principal amount of Certificates set forth opposite its name below. The Underwriting Agreement provides that, subject to the terms and conditions set forth therein, the Underwriters will be obligated to purchase all of the Certificates if any such Certificates are purchased.

                                                                    PRINCIPAL
                                                                    AMOUNT OF
     UNDERWRITER                                                    CERTIFICATES
     -----------                                                    ------------
   Citicorp Securities, Inc........................................  $8,250,000
   Dean Witter Reynolds Inc. ......................................  $8,250,000

  The Depositor has been advised by the Offering Agent that the Underwriters propose to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Certificates for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act. Discounts and concessions to dealers will vary but will not exceed 1.75% of the face amount of the Certificates. The acquisition by the Offering Agent of the Call Right, the Retained Interest and the Optional Exchange Right at a discount to their value may be deemed to represent underwriting compensation.

  Because the Retained Interest, the Call Right and the Optional Exchange Right will be initially issued to, and may from time to time be held by, the Offering Agent or any affiliate thereof, this Prospectus Supplement and the Prospectus may be used by the Offering Agent or its affiliates in connection with offers and sales related to market-making transactions in the Certificates. The Offering Agent or its affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York.

                                    RATINGS

  It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Duff & Phelps Credit Rating Co. ("Duff") equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Aa3" by Moody's and "AA-" by Standard & Poor's Ratings Service ("S&P"). The rating of the Certificates by each of Moody's and Duff addresses the likelihood of the ultimate payment of principal of and interest on the Certificates. The ratings address the likelihood of the receipt by Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

  The Depositor has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            ----
Available Funds............................................................  20
Business Day...............................................................  20
Call Date..................................................................  22
Call Price.................................................................  22
Call Request...............................................................  22
Certificate Interest.......................................................  20
Certificate Principal Balance..............................................  21
Certificates...............................................................   4
Clearing Agency............................................................  23
Code.......................................................................  27
Commission.................................................................   3
Cut-Off Date...............................................................  21
Debt Securities............................................................  16
Definitive Certificate.....................................................  23
Depositor..................................................................  13
Depositor Administration Expenses..........................................  20
Distribution Date..........................................................  21
DTC........................................................................  23
Duff.......................................................................  28
Eligibility Criteria.......................................................  15
Eligible Investments.......................................................  21
ERISA......................................................................  27
Event of Default...........................................................  25
Exchange Act...............................................................   1
Extraordinary Trust Expenses...............................................  25
Final Scheduled Distribution Date..........................................   1
Global Security............................................................  23
Identifying Information....................................................  15
Interest Accrual Period....................................................  21
Interest Strip.............................................................  21
Moody's....................................................................  28
NYSE.......................................................................   2
Offering Agent.............................................................  27
Optional Exchange Date.....................................................  23
Optional Exchange Request..................................................  23
Ordinary Expenses..........................................................  25
Original Issue Date........................................................   1
Participants...............................................................  23
Plan.......................................................................  27
Prospectus.................................................................   3
Rating Agencies............................................................   2
Registration Statement.....................................................   3
Required Principal.........................................................  21
Retained Interest..........................................................  22
S&P........................................................................   2
Securities Act.............................................................   3
Series Supplement..........................................................  13
Standard Terms for Trust Agreements........................................   4
Subject Certificates.......................................................  23
Trust......................................................................   4

                                                                            PAGE
                                                                            ----
Trust Agreement............................................................  13
Trustee....................................................................  24
Underlying Securities......................................................   4
Underlying Securities Indenture............................................  16
Underlying Securities Issuer...............................................   4
Underlying Securities Trustee..............................................   9
Underwriters...............................................................  27
Underwriting Agreement.....................................................  27

PROSPECTUS

TRUST CERTIFICATES
(ISSUABLE IN SERIES)

ELMWOOD FUNDING LIMITED
(a company incorporated with limited liability in the Cayman Islands on September 17, 1996)
DEPOSITOR

The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series"), denominated in U.S. dollars. Certificates of each respective Series will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus.

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security issued pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "Commission") or a pool of such debt securities (the "Underlying Securities"), together with other assets (such as guarantees, letters of credit, financial insurance, interest rate and or currency swaps and other derivative transactions that credit enhance or otherwise support the Underlying Securities) designed to assure the servicing or timely distribution of payments to holders of the Certificates, all as described in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Elmwood Funding Limited, a company incorporated with limited liability in the Cayman Islands on September 17, 1996 (the "Depositor"), pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") between the Depositor and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will represent senior debt obligations issued by one or more corporations organized under the laws of the United States of America or any state thereof. As a condition to the deposit into a Trust of Underlying Securities constituting 10% or more of the total Underlying Securities with respect to the related Series of Certificates, as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports, including reports on Forms 10-K and 10-Q, and other information with the Commission and will meet certain other criteria described under the heading "Description of Deposited Assets--Underlying Securities Issuer". The Underlying Securities will be purchased by the Depositor in the secondary market and, correspondingly, will not be acquired from the issuer thereof (whether as part of any distribution by or pursuant to any agreement with such issuer or otherwise). No such issuer will participate in the offering of the Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance by the Depositor of the Certificates. See "Description of Certificates".

Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee. The Certificates of each Series will not represent an obligation of or interest in the Depositor, Citicorp Securities, Inc. (the "Offering Agent") or any of their respective affiliates. Neither the Certificates nor the Deposited Assets (unless otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, Citicorp Securities, Inc. or their respective affiliates.

Application will be made to list each Series of Certificates on the New York Stock Exchange. At the time of issue, each Series of Certificates offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. There will be no market for any Series of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. To locate the definition of a defined term herein, see the "Index of Defined Terms" located at the back of this Prospectus.

Each Series of Certificates initially will be represented by one or more global securities (each, a "Global Security") registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates in registered form without coupons ("Definitive Certificates") will be available only under the limited circumstances described herein under the heading "Description of the Certificates--Global Securities".

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN UNDER "RISK FACTORS," BEGINNING ON PAGE 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                ---------------

                           CITICORP SECURITIES, INC.


                                March 14, 1997

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount thereof, (b) a description of the material economic terms of the Deposited Assets, (c) the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets, (d) the name of the Trustee, (e) the Certificate Rate (as defined below) or the applicable method of calculation thereof, (f) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (g) the date of issue, (h) the scheduled final Distribution Date, if applicable, (i) the offering price and (j) any other material terms of Certificates of such Series (including terms relating to the rights of the Trust or any third party to redeem or purchase such Certificates prior to the scheduled final Distribution Date). See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  The Depositor will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Depositor does not intend to send any financial reports to Certificateholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Elmwood Funding Limited, c/o Deutsche Morgan Grenfell (Cayman) Limited, P.O. Box 1984, Elizabethan Square, George Town, Grand

Cayman, British West Indies, Attention: Darren Riley. Telephone requests for such copies should be directed to Elmwood Funding Limited, c/o Deutsche Morgan Grenfell (Cayman) Limited at 809-949-8244.

                         REPORTS TO CERTIFICATEHOLDERS

  Except as otherwise specified in the applicable Prospectus Supplement, unless and until definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of the related Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. If Definitive Certificates are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Certificateholders in accordance with the Trust Agreement. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                       ENFORCEMENT OF CIVIL LIABILITIES

  The Depositor is a Cayman Islands company and its directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such directors and the Depositor, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it ordinarily could be difficult for investors to effect service of process within the United States on any of these parties who reside outside the United States or to recover against them on judgments of United States courts predicated upon civil liability under the United States federal securities laws. Notwithstanding the forgoing, the Depositor has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of Certificates made hereby in the United States by serving Donald A. Bendernagel, Esq., Citibank, N.A., 399 Park Avenue, 11th Floor, New York, New York 10043, its United States agent appointed for that purpose. The Depositor has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Depositor predicated upon the civil liability provisions of the United States federal securities laws and (ii) original actions brought in the Cayman Islands against such persons or the Depositor predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to that nation's public policy.

  References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                 RISK FACTORS

  In connection with an investment in the Certificates of any Series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the relevant Prospectus Supplement.

  LIMITED LIQUIDITY. There will be no market for any Series of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates. The Depositor has been advised by the Offering Agent that the Offering Agent intends to make a market in the Certificates, as permitted by applicable laws and regulations, after the issuance thereof. The Offering Agent is not obligated, however, to make a market in the Certificates of any Series and any such market making activity may be discontinued at any time without notice at the sole discretion of the Offering Agent. If an active public market for the Certificates does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected.

  RECOURSE LIMITED. The Certificates will not represent a recourse obligation of or interest in the Depositor, the Offering Agent or any of their respective affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, the Offering Agent, any person or entity affiliated with the Depositor or the Offering Agent, or any other person or entity. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security to the Depositor. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase an Underlying Security with respect to which the Depositor has breached a representation or warranty, its only source of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor.

  LIMITED ASSETS. The only material assets of any Trust will be the Deposited Assets corresponding to the related Series of Certificates being offered. The Certificates do not represent obligations of the Depositor, the Offering Agent or any of their respective affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, the Offering Agent, any of their respective affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets. See "Description of Deposited Assets and Credit Support".

  EARLY REDEMPTION; REDUCTION IN YIELD. The timing of distributions of interest, premium (if any) and principal of any Series of Certificates is affected by a number of factors. In particular, the type and maturities of the Underlying Securities and the terms, if any, upon which the Underlying Securities may be subject to early redemption or purchase (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity will generally affect the weighted average life of the related Series of Certificates. The effective yield to holders of the Certificates of any Series may also be affected by certain aspects of the Deposited Assets.

  With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities, or by the exercise of such call option, prior to the stated maturity thereof. A variety of tax, accounting, economic and other factors will influence whether an issuer or call option holder exercises any right of redemption or call right in respect of its securities. All else remaining unchanged, if interest rates fall significantly below the interest rates prevailing at the time of issuance of the Certificates, the likelihood of redemption or call would be expected to increase. In addition, if there is a material reduction in the credit risk associated with the Underlying Securities Issuer, the likelihood of redemption of any redeemable Underlying Securities would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of the Underlying Security Issuer or otherwise, or callable at the option of a third party, will be repaid or called prior to its stated maturity.

  The Underlying Securities will generally be subject to acceleration upon the occurrence of certain Underlying Security Events of Default. See "Description of the Deposited Assets--Underlying Securities Indenture" below. The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect an Underlying Securities Issuer's ability to satisfy its obligations with respect to the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, its capital structure and other social, geographic, legal and economic factors.

  The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will also depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

  The yield to maturity of any Series of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Certificate Rate for such Series is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Certificate Rate applicable to such Certificates may affect the yield thereon.

  The applicable Prospectus Supplement for a Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the related Underlying Securities.

  NEED TO OBTAIN INFORMATION CONCERNING UNDERLYING SECURITIES ISSUERS. A prospective purchaser of Certificates should obtain and evaluate the same information concerning each Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Offering Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any information concerning any Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or concerning the Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement. The issuance of Certificates of any Series should not be construed as an endorsement by the Depositor, the Offering Agent or the Trustee of the financial condition or business prospects of any Underlying Securities Issuer.

  RISK OF LOSS IF PUBLIC INFORMATION NOT AVAILABLE. If an obligor on any Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will instruct the Trustee of the relevant Trust to sell all of such Concentrated Underlying Securities, which sale will result in a loss to the

Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities.

  CERTAIN LEGAL ASPECTS. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series of Certificates being offered in connection with that Prospectus Supplement or the assets assigned and delivered to the related Trust.

  RATINGS OF THE CERTIFICATES. At the time of issue, the Certificates of any given Series offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant.

  GLOBAL SECURITIES. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depository (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depository and its respective participants and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depository's system, or otherwise to act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and any further description contained in the related Prospectus Supplement.

  LIMITATION ON REMEDIES DUE TO PASSIVE NATURE OF THE TRUST. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. As a result, in the event that the value of a Deposited Asset declines, an investor in Certificates of the relevant Series that would have disposed of a direct investment in that Deposited Asset prior to such decline will incur losses by reason of its investment in the Certificates and the Trust's continued holding of such Deposited Asset. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (and as described below under "Description of Deposited Assets--Principal Economic Terms of Underlying Securities"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

  The Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series.

  AMENDMENT OF TRUST AGREEMENT. By its own terms, the Trust Agreement may be amended or otherwise modified with the consent of a percentage of Certificateholders specified in the Prospectus Supplement (which percentage will not be less than a majority). Any such amendment or other modification could have a material adverse effect on those Certificateholders of the relevant Series that do not consent to such amendment or other modification. However, the Trust Agreement provides that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Certificateholders of a Series may become effective only with the consent of each affected Certificateholder of that Series and that, if so specified in the applicable Prospectus Supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Certificates of a Series by a Rating Agency would require the consent of a higher percentage of Certificateholders of that Series (as specified in the Prospectus Supplement).

  GENERAL UNAVAILABILITY OF OPTIONAL EXCHANGE. Although the Prospectus Supplement for a Series of Certificates may designate such Series as an "Exchangeable Series" and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust, any such right of exchange will be exercisable only to the extent that such exchange would not be inconsistent with continued satisfaction of Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and would not affect the characterization of the Trust as a "grantor trust" for U.S. Federal income tax purposes. See "Description of the Certificates--Optional Exchange". Accordingly, the right of optional exchange described in this Prospectus under the heading "Description of the Certificates--Optional Exchange" and further described in the relevant Prospectus Supplement will generally be available only to the Depositor and the Offering Agent and their respective affiliates and designees. Other Certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust.

                                 THE DEPOSITOR

  The Depositor was incorporated in the Cayman Islands on September 17, 1996 by a firm of attorneys at law with its principal place of business in the Cayman Islands. The registered office of the Depositor is P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. The principal business office of the Depositor is at P.O. Box 1984, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

  The affairs of the Depositor are administered by Deutsche Morgan Grenfell (Cayman) Limited ("DMG") pursuant to an Administration Agreement dated as of March 14, 1997 between the Depositor and DMG. As of the date hereof, DMG is located at P.O. Box 1984, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies, Telephone: 809-949-8244.

  The Memorandum and Articles of Association of the Depositor provide that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates.

  All of the issued capital stock of the Depositor is held by a trust established by DMG, as trustee, for the benefit of one or more organizations or entities that under the laws of the Cayman Islands would be recognized as exclusively charitable, each of which organizations and/or entities will be identified by the trustee during the three month period after the termination of such trust in accordance with its terms. The Depositor is not affiliated with Citicorp Securities, Inc.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of each Series of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets. Any remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Deposited Assets into one or more Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor (or any administrator thereof) incurred in connection with the ongoing activities of a Trust.

                            FORMATION OF THE TRUST

  The Depositor will assign and deliver the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets". The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust

Agreement and will receive a fee for such services (the "Trustee's Fee"). The Trustee will take such steps as may be necessary to ensure that, to the extent the assignment of the Deposited Assets to the Trust by the Depositor could be treated under applicable law as a financing as opposed to an absolute sale, the Trust will have a first priority perfected security interest (or its equivalent) in the Deposited Assets as against other creditors of the Depositor.

  Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties).

  Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Excluded Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets; and (iv) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.

                          DESCRIPTION OF CERTIFICATES

  Each Series of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto between the Depositor and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets and related Trust. The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement that is not described herein or the description of which is different in any material respect from the description contained herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

  A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

GENERAL

  With respect to each Trust, the entire beneficial ownership in the Deposited Assets held by such Trust under the related Trust Agreement will be represented by the Certificates of the relevant Series.

  Reference is made to the related Prospectus Supplement for a description of the following terms of the Series of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

    (i) the title of such Certificates;

    (ii) the Series of such Certificates;

    (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

    (iv) the dates on which or periods during which such Series of Certificates may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series will be distributable;

    (v) whether the Certificates of such Series are Fixed Rate Certificates or Floating Rate Certificates (each, as defined below) and the applicable interest rate (the "Certificate Rate"), or the method of calculation thereof applicable to such Series, if variable (a "Variable Certificate Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series will be distributable and the related Record Dates, if any;

    (vi) the option, if any, of any specified Certificateholder of such Series to receive a portion of the assets of the Trust (or of the proceeds obtained by the Trust upon the sale or other disposition of such assets) in exchange for surrendering such Certificateholder's Certificate (in each case to the extent not inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder and for treatment of the Trust as a "grantor trust" for U.S. Federal income tax purposes) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

    (vii) the option, if any, of any specified third party (which may include one or more of the Depositor, the Offering Agent or their respective affiliates) to purchase Certificates held by a Certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

    (viii) the rating of each Series offered hereby;

    (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series will be issuable;

    (x) the identity of the Depository (as defined below), if other than The Depository Trust Company, for such Certificates;

    (xi) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series required with respect to certain actions by the Depositor or the Trustee under the Trust Agreement or with respect to the applicable Trust; and

    (xii) all other material terms of such Series of Certificates.

  The United States Federal income tax consequences and ERISA consequences relating to any Series of Certificates will be described in the applicable Prospectus Supplement.

  Transfers of beneficial ownership interests in any Global Security will be effected in accordance with the normal procedures of The Depository Trust Company or any other specified Depositary. In the event that Definitive Certificates are issued in the limited circumstances described herein, they may be transferred or exchanged for like Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held, resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

  Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date").

  Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.

  Unless otherwise specified in the applicable Prospectus Supplement, distributions on Certificates will be made, except as provided below, by check mailed to the Certificateholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depository). A Certificateholder of $10,000,000 or more in aggregate principal amount of Certificates of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 15 calendar days prior to the applicable Distribution Date.

  Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (ii) if the Certificate Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series of Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

  The interest rate applicable to the Certificates (the "Certificate Rate") will be described in the applicable Prospectus Supplement and will be based upon the rate of interest received on the Underlying Securities and any payments payable in respect of the Retained Interest (if any). The Certificate Rate may be either a fixed rate or a floating rate.

  Fixed Rate Certificates. Each Series of Certificates with a fixed Certificate Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Certificate Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment, except that, if so specified in the applicable Prospectus Supplement, the Certificate Rate for such Series may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Certificates. Each Series of Certificates with a variable Certificate Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series at the Initial Certificate Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Certificate Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The Base Rate for any Series of Certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate
Certificate: (i) LIBOR (a "LIBOR Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate") or (v) the CD Rate (a "CD Rate Certificate"). The "Index Maturity" for any Series of

Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Certificate Principal Balance at a higher rate.

  As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Certificate Rate"). In addition to any Maximum Certificate Rate that may be applicable to any Series of Floating Rate Certificates, the Certificate Rate applicable to any Series of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

  The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Certificate Rates on each Series of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series.

  The Certificate Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that unless otherwise specified in such Prospectus Supplement, the Certificate Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Series of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, as specified in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

  With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Certificate Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

  Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Certificate Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

  Interest on any Series of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

  Upon the request of the holder of any Floating Rate Certificate of a given Series, the Calculation Agent for such Series will provide the Certificate Rate then in effect and, if determined, the Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

  (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

  (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper".

In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

  Money Market Yield = D X 360 X 100
                       -------------
                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

  The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

  (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Certificate Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

  The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

    (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

    (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

  (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificate-Treasury bills auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

  The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

  Unless the related Prospectus Supplement provides otherwise, each Certificate will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate until the aggregate Certificate Principal Balance has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series will be specified in the related Prospectus Supplement. Ordinary distributions of principal in respect of any Series of Certificates will be made on a pro rata basis among all the Certificates of such Series.

OPTIONAL EXCHANGE

  If a (or a specified) holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series". The terms upon which a (or a specified) holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that (a) any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder and would not affect the characterization of the Trust as a "grantor trust" for U.S. Federal income tax purposes and (b) if the Deposited Assets constitute a pool of Underlying Securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of Underlying Securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of Underlying Securities), the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately prior to such exercise will be equal to the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately after such exercise. See "Risk Factors--General Unavailability of Optional Exchange". Such terms may relate to, but are not limited to, the following:

    (a) a requirement that the exchanging holder tender to the Trustee all Certificates within such Exchangeable Series;

    (b) a minimum Certificate Principal Balance with respect to each Certificate being tendered for exchange;

    (c) a requirement that the Certificate Principal Balance of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

    (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

    (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any assets (other than securities that are not Underlying Securities) deposited in the applicable Trust; and

    (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

  Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series to be exchanged by the applicable Certificateholder, the trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Certificate, the Certificate Principal Balance of such Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. Such Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which shall be in the name of the holder of such exchanged Certificate).

  Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depository's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depository's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depository of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

  Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

CALL RIGHT

  If one or more specified persons has the right to purchase all or a portion of the Trust Certificates of any given Series, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Trust Certificates of a Series will be specified in the related Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

    (a) a minimum Certificate Principal Balance with respect to each Certificate being purchased;

    (b) a requirement that the Certificate Principal Balance of each Certificate being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

    (c) specified dates during which such a purchase may be effected (each, a "Call Date"); and

    (d) the price at which such a purchase may be effected (the "Call
  Price").

  After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Trust Certificates described in such Prospectus Supplement, each Certificateholder will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the call right will not be exercised unless the value of any Trust Certificate being purchased exceeds the Call Price payable upon exercise to the Certificateholder in respect of such Trust Certificate.

GLOBAL SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, or such other depositary identified in the related Prospectus Supplement (the "Depository"), and registered in the name of a nominee of the Depository. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

  The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depository ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depository's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own such Depository. Access to such Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

  Upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons or entities that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or by participants or persons or entities that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

  So long as the Depository for a Global Security, or its nominee, is the owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholders thereof under the Trust Agreement governing such Certificates. Because the Depository can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depository's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

  Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Depositor expects that the Depository for Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be registered in "street name" and will be the responsibility of such participants.

  If the Depository for Certificates of a given Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Certificates of such Series in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Series, an owner of a beneficial interest in a

Global Security representing Certificates of such Series may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name. Individual Definitive Certificates of such Series so issued will be issued in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof.

  The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

                        DESCRIPTION OF DEPOSITED ASSETS

GENERAL

  Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security issued pursuant to an effective registration statement filed with the Commission or a pool of such debt securities (the "Underlying Securities"), together with other assets (which may include guarantees, letters of credit, financial insurance, interest rate and/or currency swaps and other derivative transactions that credit enhance or otherwise support the Underlying Securities) designed to assure the servicing or timely distribution of payments to holders of the Certificates, all as described in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"). The Underlying Securities will represent senior debt obligations issued by one or more Underlying Securities Issuers, each of which will satisfy certain Eligibility Criteria described below under "Underlying Securities Issuer". The Underlying Securities will be purchased by the Depositor in the secondary market and, correspondingly, will not be acquired from any Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with such Underlying Securities Issuer or otherwise). No Underlying Securities Issuer will participate in the offering of the Certificates, nor will an Underlying Securities Issuer receive any of the proceeds from the sale of Underlying Securities to the Depositor or from the issuance by the Depositor of the Certificates, and none of the Depositor, Citicorp Securities, Inc. or any of their respective affiliates will have participated in the initial public offering of any Underlying Securities.

  This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities and the Underlying Securities Issuer is intended only to summarize material characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any prospectus relating to Underlying Securities or of any Underlying Securities Indenture (as defined below).

  The related Prospectus Supplement will describe the material terms of the Deposited Assets, including the material terms of any derivative instruments that are included in the Deposited Assets.

SELECTION OF DEPOSITED ASSETS

  The Offering Agent may from time to time identify to the Depositor Underlying Securities and other Deposited Assets to be deposited into a Trust and, in connection therewith, will structure and identify to the Depositor the terms and conditions of Certificates representing undivided beneficial interests therein (including, without limitation, as to whether such Certificates will be a Callable Series or an Exchangeable Series). If the board of directors of the Depositor (which is independent of the Offering Agent), after reviewing a transaction identified by the Offering Agent, decides to participate in such transaction, then the Depositor will deposit the identified Underlying Securities and other Deposited Assets into a Trust and cause such Trust to issue Certificates representing undivided beneficial interests therein.

UNDERLYING SECURITIES ISSUER

  Each Underlying Securities Issuer will be a corporation organized under the laws of the United States of America or any state thereof. Each Prospectus Supplement will include the following information concerning the identity of each Underlying Securities Issuer: (i) its jurisdiction of incorporation; (ii) the date of its incorporation; (iii) the address of its principal executive offices; and (iv) its Internal Revenue Service employer identification number (collectively, "Identifying Information"). Identifying Information will be obtained by the Depositor from publicly available sources.

  As a condition to the deposit into a Trust of any Underlying Securities constituting 10% or more of the total Underlying Securities with respect to the related Series of Certificates (a "Concentrated Underlying Security"), such Underlying Securities and the related Underlying Securities Issuer will, at the time of such deposit, meet the following criteria (collectively, the "Eligibility Criteria"):

    (1) the Underlying Securities will have been issued pursuant to an effective registration statement filed under the Securities Act;

    (2) a class of equity securities of the Underlying Securities Issuer will have been registered under Section 12(b) or 12(g) of the Exchange Act;

    (3) the Underlying Securities Issuer will be subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, will be obligated to file reports, including reports on Forms 10-K and 10-Q, and other information with the Commission;

    (4) the Underlying Securities Issuer: (a) will have been subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act for a period of at least twelve calendar months immediately preceding the deposit date; and (b) will have filed in a timely manner all reports required to be filed under such periodic reporting requirements during the twelve calendar months and any portion of a month immediately preceding the deposit date;

    (5) the Underlying Securities Issuer will have outstanding voting securities (excluding securities held by affiliates of the Underlying Securities Issuer) having an aggregate market value of at least
  $75,000,000; and

    (6) the Underlying Securities will be rated at least "BBB-" or "Baa3" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc. (or any comparable rating by another nationally recognized statistical rating organization).

  The determination of whether Concentrated Underlying Securities and the related Underlying Securities Issuer meet the Eligibility Criteria will be made by reference to publicly available sources (and without other independent investigation).

  Reports and information referred to in paragraph (3) above may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports and other information may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

  WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE CERTIFICATEHOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN OTHER SECURITIES ISSUED BY THE UNDERLYING SECURITIES ISSUER. None of the Depositor, the Trustee, the Offering Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying

Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement (i.e., Identifying Information, information of the type described in an applicable Prospectus Supplement under "Underlying Securities Indenture" and "Principal Economic Terms of Underlying Securities" and as to whether Concentrated Underlying Securities and the related Underlying Securities Issuer meet the "Eligibility Criteria" described above).

UNDERLYING SECURITIES INDENTURE

  General. Each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). The Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

  Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets; or (ii) incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities or both.

  The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. Concentrated Underlying Securities, because they are investment grade debt, are unlikely to be subject to extensive restrictive covenants. Other Underlying Securities, if not rated investment grade, generally will be subject to more extensive restrictive covenants. In any event, there can be no assurance that any type of Underlying Securities will be subject to any such covenants or that any such covenants will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security (as defined below) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities. Any material risk factors associated with non-investment grade Underlying Securities deposited into a Trust will be set forth in the applicable Prospectus Supplement.

  Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

  Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

  Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprising a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. Furthermore, a holder of Certificates will have no independent legal right to exercise any remedies with respect to the Underlying Securities and will be required to rely on the Trustee of the applicable Trust to pursue any available remedies on behalf of the relevant Certificateholders in accordance with the terms of the Trust Agreement. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (all such securities of the same series and class, herein "Outstanding Debt Securities") in determining whether to require the acceleration of the Underlying Securities.

  Subordination. If specified in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive no amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

  Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

  The Underlying Securities Indenture with respect to Secured Underlying Securities may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the material security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain material information with respect to such security provisions and the collateral.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

  Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other existing or future obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities;
(xii) the rating thereof, if any, (xiii) the principal United States market on which the Underlying Securities are traded and (xiv) any other material terms of such Underlying Securities.

  With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

  If an obligor on Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such obligor may be unavailable. In the event such obligor ceases to file periodic reports under the Exchange Act, the Depositor will instruct the Trustee of the relevant Trust to sell all of such Concentrated Underlying Securities (with the proceeds of such sale being distributable to the Certificateholders of the relevant Series as otherwise described herein). Any such sale will result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities.

OTHER DEPOSITED ASSETS

  In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, other assets (such as guarantees, letters of credit, financial insurance, interest rate and/or currency swaps and other derivative transactions that credit enhance or otherwise support the Underlying Securities) designed to assure the servicing or timely distribution of payments to holders of the Certificates, all as described in the applicable Prospectus Supplement. With respect to any such other assets that are material to the amount or timing of payments on the Certificates of any Series, the applicable Prospectus Supplement will contain a description of the material terms thereof and, if relevant, information relating to any obligor thereon or issuer thereof, all in a manner analogous to the description of the Underlying Securities.

  Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust, and the Certificates of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets.

COLLECTIONS

  The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets for a particular Series of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates.

                      DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

  The following summary of material provisions of the Trust Agreement does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the Standard Terms for Trust Agreements filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Standard Terms for Trust Agreements. Wherever particular sections or defined terms of the Standard Terms for Trust Agreements are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

  At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities and any other Deposited Asset specified in the Prospectus Supplement to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. (Section 2.01) Concurrently with such assignment, the Trustee will execute, authenticate and deliver the Certificates to the Depositor in exchange for the Underlying Securities and other Deposited Assets, if any. (Section 2.05) Each Deposited Asset will be identified in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

  In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee will hold such documents in trust for the benefit of the Certificateholders. (Sections 2.01 and 2.02)

  The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated to cure the breach in all material respects. (Sections 2.04 and 2.05)

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

  General. With respect to any Series of Certificates, the Trustee, directly or through sub-administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Certificates and will deposit in such accounts all amounts received by it with respect to the Deposited Assets. (Section 3.03) The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more eligible investments bearing interest or sold at a discount. Except as otherwise provided in the applicable Series Supplement, any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Certificateholders (and, if applicable, the holder of the Retained Interest) pro rata in proportion to their interest in the invested funds. (Section 3.05)

  The Trustee will make reasonable efforts to collect all scheduled payments under the Deposited Assets in a manner consistent with the Trust Agreement. (Section 3.02) Except as otherwise expressly set forth in the Trust Agreement or the applicable Series Supplement, however, the Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties under the Trust

Agreement or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 7.01)

  Sub-Administration. The Trustee may enter into agreements (each a "Sub-Administration Agreement") with one or more agents meeting the qualifications set forth in the Trust Agreement (each a "Sub-Administrative Agent") in order to delegate certain of its administrative obligations in respect of the Deposited Assets to such Sub-Administrative Agents, provided that the Trustee will remain obligated with respect to its obligations under the Trust Agreement. (Section 7.02) Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement.

  Each Sub-Administration Agreement will be consistent with the terms of the Trust Agreement, and any such delegation to a Sub-Administrative Agent will not be permitted if it would result in a withdrawal or downgrading of the rating of the relevant Series of Certificates issued pursuant to the Trust Agreement. (Section 7.02)

  The Trustee will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Trustee, pursuant to the Trust Agreement with respect to the particular Series of Certificates, is sufficient to pay such fees. Each Sub-Administrative Agent will be reimbursed by the Trustee for certain expenditures which it makes, generally to the same extent the Trustee would be reimbursed under the terms of the Trust Agreement relating to such Series. See "Trustee Compensation and Payment of Expenses".

  Realization upon Defaulted Deposited Assets. Unless otherwise provided in the applicable Prospectus Supplement, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset (Section 3.07), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it will not be required to expend or risk its own funds or otherwise incur financial liability. (Section 6.02) If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. (Section 3.07)

RETAINED INTEREST

  The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. (Section 3.08) A Retained Interest in a Deposited Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. (Section 1.01) Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, after deduction of all applicable fees as provided for in the Trust Agreement, the Trustee will allocate on a pari passu basis any partial recovery on an Underlying Security between the Retained Interest (if any) and the Certificateholders of the applicable Series. (Section 3.08)

TRUSTEE COMPENSATION AND PAYMENT OF EXPENSES

  The applicable Prospectus Supplement will specify the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates. (Section 7.06)

  The applicable Series Supplement may provide for the payment by the Depositor of certain Prepaid Ordinary Expenses of the Trustee. If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee will be deemed to agree that the payment of such amount constitutes full and final satisfaction of and payment for all Ordinary Expenses. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee will be paid on a periodic basis by the Trust or the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee has agreed, pursuant to the Trust Agreement, that its right to receive such payments from the Trust will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim on payment of Ordinary Expenses from any other source, including the Depositor. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may provide that the Depositor will pay to the Trustee from time to time a fee for its services and expenses as Trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee will agree, pursuant to the Trust Agreement, that its right to receive such payments from the Depositor will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim for payment of Ordinary Expenses from the Trust. The Trustee has further agreed that, notwithstanding any failure by the Depositor to make such periodic payments of Ordinary Expenses, the Trustee will continue to perform its obligations under the Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under the Trust Agreement will be extinguished and of no further effect upon the payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to the terms of the Trust Agreement.

  Subject to the terms of the Trust Agreement, all Extraordinary Expenses (as defined in the Trust Agreement), to the extent not paid by a third party, are obligations of the Trust, and when due and payable will be satisfied solely by the Trust.

  The Trustee will not take any action, including appearing in, instituting or conducting any action or suit under the Trust Agreement or in relation thereto which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than the "Required Percentage--Remedies" (as defined in the Trust Agreement) of the aggregate principal amount of Certificates then outstanding, and (iii) the Certificateholders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities will either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Certificates then outstanding, or (y) paid by the Trustee (which payment will be made out of its own funds and not from monies on deposit in the Trust) in which case the Trustee will be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities, on a pro rata basis among such Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

  The distribution of interest and principal on Certificates issued in registered form will be made (i) if the Certificates are held in book-entry form, to the relevant book-entry depository, which will credit the relevant participant's account at such book-entry depository in accordance with the policies and procedure of such book-entry depository or (ii) if the Certificates are not held in book-entry form, at the corporate trust office of the Trustee as specified in the Trust Agreement or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address appears in the Certificate register. (Section 4.02) Subject to the terms and conditions of the Trust Agreement, with respect to Certificates not held in book-entry form and having the minimum wire denomination specified in the Trust Agreement, such payment will be made by wire transfer of immediately available funds to the account designated by the holder in a written request received by the Trustee not later than 10 days prior to the relevant distribution date; provided that if a wire transfer cannot be made for any reason, payment will be made by check. The Trustee will not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

  Unless specified otherwise in a Series Supplement, the final distribution of principal, interest and/or premium will be made upon presentation and surrender of such Certificates at the corporate trust office of the Trustee as specified in the Trust Agreement.

OPTIONAL EXCHANGE

  The terms and conditions, if any, upon which Certificates of any Series may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided that any right of exchange will be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that (i) such exchange would not be inconsistent with the Depositor's and the Trustee's continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" for United States federal income tax purposes.

  Any tender of a Certificate by the holder thereof for exchange will be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised by the holder of a Certificate for less than aggregate principal amount of such Certificate as long as the aggregate principal amount outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate will be cancelled and a new Certificate or Certificates for the remaining principal amount of the Certificate will be issued (which, in the case of any Certificate issued in registered form, will be in the name of the holder of such exchanged Certificate).

VOTING RIGHTS WITH RESPECT TO UNDERLYING SECURITIES

  Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee will give notice to the Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Certificateholders of record on the relevant record date.

  Upon the written request of the applicable Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Certificateholder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Certificateholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended, the Trustee will exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to make any such determination.

  Unless otherwise specified in the applicable Series Supplement, the voting rights allocable to the owners of the Underlying Securities pursuant to the terms thereof will be allocated among the Certificateholders pro rata, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates.

  By accepting delivery of a Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Certificateholder agrees so long as it is an owner of such Certificate that it will not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Certificates held by such Certificateholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Certificateholder. (Section 5.14) The Trustee will not grant any consent solicited from the owners of the Underlying Securities underlying the Certificates with respect to the matters set forth in Section 5.14 of the Trust Agreement nor will it accept or take any action in respect of any consent, proxy or instructions received from any Certificateholder in contravention of the provisions of such Section.

LIMITATIONS ON RIGHTS OF CERTIFICATEHOLDERS

  No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect to the Trustee or the Trust unless such holder previously has given to the Trustee written notice of breach and unless
(i) such holder has previously given to the Trustee a written notice of breach and of the continuance thereof, (ii) the holders of Certificates of such Series evidencing not less than the "Required Percentage --Remedies" of the Voting Rights of such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, (iii) the Trustee for 15 days has neglected or refused to institute any such proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the "Required Percentage--Remedies" of the aggregate Voting Rights of such Series. (Section 10.02) The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 10.02)

MODIFICATION AND WAIVER

  The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under the Trust Agreement which will not adversely affect the interests of the Holders in any material respect; (ii) to evidence and provide for the acceptance of appointment thereunder of a change in Trustee as Trustee for a Series of Certificates subsequent to the Closing Date for such Series, and to add to or change any of the provisions of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts thereunder by more than one trustee, pursuant to the requirements of Section 5.01 thereof; or (iii) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts thereunder; provided that no amendment will be permitted if it would result in a withdrawal or downgrading of the rating of the relevant Series of Certificates or if such amendment would cause any Trust created under the Trust Agreement to fail to qualify as a "grantor trust" for U.S. Federal income tax purposes. (Section 10.01)

  Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage --Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided that no such amendment will
(i) reduce in any manner the amount of, or delay the timing of, payments received on Deposited Assets which are required to be distributed on any Certificate without the consent of the holders of such Certificates or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in the Trust Agreement, without the consent of the Holders of all Certificates of such Series or Class then Outstanding. (Section 10.01)

  Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 5.19).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

  Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of a given Series, the Trustee will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

    (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any swap agreement entered into by the Trust pursuant to the terms of the Trust Agreement;

    (ii) any amounts payable by the Trust for such date pursuant to any swap agreement entered into by the Trust pursuant to the terms of the Trust Agreement;

    (iii) the amount of such distribution allocable to principal of and premium, if any, and interest on the Certificates of such Series, and the amount of aggregate unpaid interest accrued as of such distribution date;

    (iv) in the case of Certificates bearing interest on a floating rate basis, the respective floating rate applicable to such Certificates on such distribution date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

    (v) such other customary information as the Trustee deems necessary or desirable, (or that any such Certificateholder reasonably requests in writing) to enable such Certificateholders to prepare their tax returns;

    (vi) if the Series Supplement provides for Advances (as defined in the Trust Agreement), the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such distribution date;

    (vii) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current rating assigned by the applicable rating agency thereon and the current interest rate or rates thereon at the close of business on such distribution date;

    (viii) the aggregate principal amount (or notional amount, if applicable) of each Series at the close of business on such distribution date, separately identifying any reduction in such aggregate principal amount (or notional amount) due to the allocation of certain realized losses on such distribution date or otherwise, as provided in the Trust Agreement; and

    (ix) as to any Series for which credit support has been obtained, the amount or notional amount of coverage of each element of credit support (and rating, if any, thereof) included therein as of the close of business on such distribution date.

  In the case of information furnished pursuant to subclauses (i), (ii), (iii) and (v) above, the amounts will be expressed as a U.S. dollar amount (or equivalent thereof in any other specified currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i), (ii), (iii) and (v) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. (Section 4.03)

  Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register. (Section 10.04)

EVIDENCE AS TO COMPLIANCE

  The Trust Agreement will also provide for delivery to the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement from the principal executive, financial or accounting officer of the Depositor as to his or her knowledge of the Depositor's compliance with all conditions and covenants under the Trust Agreement. (Section 3.10).

  Copies of the annual statement of an officer of the Depositor may be obtained by Certificateholders without charge upon written request to the Trustee at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

  Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City and State of New York, or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any Paying Agent harmless. (Section 5.05)

TERMINATION

  The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account and required to be paid to them pursuant to the Trust Agreement following the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices", and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. (Section 9.01)

DUTIES OF THE TRUSTEE

  The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by the Depositor, of any of the Certificates or of the proceeds of such Certificates. (Section 7.04) However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement. (Section 7.01)

THE TRUSTEE

  The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor and its affiliates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of the material Federal income tax consequences of the purchase, ownership and disposition of Certificates that will apply to any Series of Certificates. This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this discussion is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle", a "hedge" or a "conversion transaction". The discussion contained herein assumes that the aggregate deemed purchase price of the Certificates (as described herein), excluding accrued interest on the Underlying Securities, will at least equal the stated principal amount of the Underlying Securities. If this is not the case for a particular Series of Certificates (and to the extent otherwise applicable), the Prospectus Supplement relating to such Series will contain a discussion of any additional material Federal income tax consequences applicable to Certificates of that Series. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

  Each Trust will be provided with an opinion of Milbank, Tweed, Hadley & McCloy, special Federal tax counsel to the Offering Agent ("Federal Tax Counsel"), regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

  THE TAX DISCUSSION CONTAINED HEREIN ASSUMES THAT THE AGGREGATE DEEMED PURCHASE PRICE OF THE CERTIFICATES (AS DESCRIBED HEREIN) WILL AT LEAST EQUAL THE STATED PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES.

TAX STATUS OF TRUST

  It is expected that each Prospectus Supplement will contain an opinion of Federal Tax Counsel that the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. If, in the opinion of Federal Tax Counsel, the Trust will not be classified as a grantor trust for Federal income tax purposes, the Prospectus Supplement will contain a statement to that effect. If the Trust will be classified as a grantor trust, each Certificateholder will be subject to Federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such Certificates, as if (in the case of a Callable Series) it issued directly the portion of the call right allocable to such Certificates and as if it paid directly its allocable share of reasonable expenses paid by the Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the Certificateholders will not realize OID except with respect to a "stripped bond" (as defined below).

INCOME OF CERTIFICATEHOLDERS

  In General. A Certificateholder will allocate the amount it paid (or, as explained in the next sentence, is deemed to have paid) for its Certificate among the portions of the Underlying Securities allocable to such

Certificate, in proportion to their relative fair market values on the date of purchase of the Certificate. If a Series of Certificates is a Callable Series, a Certificateholder should be treated as having purchased the portion of the Underlying Securities represented by the Certificates for their full fair market value, which may exceed the actual purchase price of the Certificates, and, to the extent that the aggregate amount of the fair market value of the portion of the Underlying Securities that are allocable to its Certificates exceeds the amount the Certificateholder actually paid for its Certificates, be deemed to have been paid such excess by the holder of the call right as a call premium. A Certificateholder would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

  If a Series of Certificates provides that a third party has the right to retain or receive a portion of the interest paid on the Underlying Securities (a "Retained Interest"), the Underlying Securities represented by a Certificate of such Series will be considered to be a "stripped bond" within the meaning of Section 1286 of the Code, because the holder of the Retained Interest will be entitled to receive part of the interest on the Underlying Securities but no principal on the Underlying Securities. Under Section 1286 of the Code, as stripped bonds, the portion of the Underlying Securities represented by the Certificate is treated as having OID if the principal amount of those Underlying Securities exceeds their ratable share of the deemed purchase price, as described above. If there is OID, a holder would (subject to a de minimis exception) be required to include in income the portion of the OID allocable to such Underlying Securities based upon the constant yield method. If the stripped bonds represented by the Underlying Securities are purchased at a premium, the application of Section 1286 should not result in any OID. If, however, a subsequent purchaser purchases the Certificates for an amount such that the deemed purchase price of such stripped bonds represented by the Certificates is less than their principal amount by more than the de minimis amount, the portion of the Underlying Securities represented by the Certificates so purchased will be treated as having OID. If a Series of Certificates is a Callable Series and includes a Retained Interest, in determining the price at which the portion of the Underlying Securities represented by the Certificates is deemed to have been purchased, the value of the stripped bond and the call right are taken into account in the manner described in the preceding paragraph.

  Based upon the foregoing, each Certificateholder will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its share of the gross income of the Trust, including interest earned on the Underlying Securities, and any gain or loss upon collection or disposition of the Underlying Securities. The portion of each payment to a Certificateholder that is allocable to principal on the Underlying Securities will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in the Underlying Securities.

  Bond Premium. To the extent that the portion of the (deemed) purchase price of a Certificate allocated to a Certificateholder's undivided interest in the Underlying Securities is greater than the portion of the principal balance of the Underlying Securities allocable to the Certificate, such interest in the Underlying Securities will have been acquired at a premium. In determining the amount of such premium, a portion of the purchase price for a Certificate will be allocated to the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus reducing the portion of the purchase price allocable to the Certificateholder's undivided interest in the Underlying Securities. A Certificateholder may elect to amortize any premium as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Underlying Securities under
Section 171 of the Code. If a Certificateholder makes or has made that election with respect to any debt instrument, the election would also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter. If the election is not made, any premium would be recognized as a capital loss under the rules discussed below upon the maturity or redemption of the Underlying Security, at which time the Certificateholder would recognize a capital gain in connection with the lapse of any call right.

  Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities would be a taxable event to Certificateholders on which they would recognize gain or loss.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

  In computing its Federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust and paid out of the Trust corpus as provided in Section 162 or 212 of the Code. If a Series of Certificates provides for a Retained Interest and any fees and expenses paid to the Trustee and the Depositor are borne by the holder of the Retained Interest, it is possible that such fees and expenses will be treated as having been constructively received by the Trust from the holder of the Retained Interest. In that case, a Certificateholder will be required to include in its income and will be entitled to deduct its pro-rata share of such fees. If a Certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE

  Upon purchase of a Certificate, a Certificateholder should be deemed to have acquired its pro-rata share of the Underlying Securities at a price equal to their fair market value and, in the case of a Callable Series, as having received a payment in respect of any call right allocable to such Underlying Securities equal to the difference between the fair market value of such Underlying Securities and the purchase price of the Certificate (excluding any amount paid in respect of accrued interest on the Underlying Securities). Accordingly, in the case of a Callable Series, the Certificateholder's basis in its interest in the Underlying Security would be greater than the amount the Certificateholder paid for its Certificate (excluding any amount paid in respect of accrued interest on the Underlying Securities).

  Upon sale of a Certificate, the selling Certificateholder should be treated as having received proceeds in respect of the Underlying Securities equal to their fair market value (excluding accrued interest) and, if a Series of Certificates is a Callable Series, as having paid an amount equal to the difference between such fair market value and the proceeds received in respect of the Certificates (excluding the portion thereof attributable to accrued interest) to terminate its obligation under the call right. Gain or loss should be determined separately for the portion of the Underlying Securities and the call right allocable to the Certificates.

  Gain or loss with respect to a call right will equal the difference between the amount deemed to have been received with respect to the call right upon the purchase of the Certificates and the amount deemed paid by the Certificateholder in respect of the discharge of its obligations under the call right in connection with the sale of the Certificates. Any such gain or loss will be short term gain or loss, regardless of the holding period for the Certificates. Gain or loss with respect to the Underlying Securities will equal the difference between the amount deemed received in respect of the Underlying Securities (excluding accrued interest, which will be treated as interest received) and the Certificateholder's basis therefor. Subject to the discussion below under "Application of the Straddle Rules," such gain or loss will be long-term capital gain or loss if the Certificates have been held for more than one year and short-term otherwise.

CALL PREMIUM; EXERCISE OF CALL RIGHT

  As described above, if a Series of Certificates is a Callable Series, each Certificateholder of that Series should be deemed to have received at the time of its purchase of its Certificate a call premium in an amount equal to the fair market value of the portion of the Call Right allocable to its Certificate. The receipt of such call premium should not be a taxable event to the Certificateholder until such time as the call right so allocable to its Certificate is exercised or lapses. If the call right lapses unexercised, the Certificateholder will be required to include the call premium in income for the taxable year the call right terminated as short-term capital gain. If the call right is exercised, the proceeds of sale of the Certificate will be deemed for federal income tax purposes to be increased by the amount of the call premium. The gain from such sale will be long-term if the Certificate was then held for more than one year and short-term otherwise.

APPLICATION OF THE STRADDLE RULES

  It is possible that a Certificateholder's interest in the Underlying Security and a call right may constitute positions in a "straddle." If so, a Certificateholder selling its Certificate would be required to treat any gain or loss recognized with respect to the Underlying Security as short term gain or loss, regardless of the period for which the Certificate is held. In addition, the straddle rules might require a Certificateholder to capitalize, rather than deduct, interest and carrying charges allocable to the Certificateholder's interest in its Certificates. Further, if the Internal Revenue Service were to take the position that a Certificateholder's interest in the Underlying Security and the call right constituted a "conversion transaction" as well as a straddle, then a portion of any gain realized with respect to the Underlying Security or call right may be characterized as ordinary income.

BACKUP WITHHOLDING

  Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CERTIFICATEHOLDERS

  Amounts paid to Certificateholders that are not United States persons ("Foreign Certificateholders") generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificateholder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includable in gross income for U.S. Federal income tax purposes, regardless of its source.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (e) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

  In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

  An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets". Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Certificate is a "publicly-offered security" or (2) equity participation by "benefit plan investors" is not "significant".

  Under the Regulations, a publicly-offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the

Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Depositor anticipates that the Certificates will be considered publicly-offered securities within the meaning of the Regulation.

  Participation by benefit plan investors in the Certificates would not be significant if immediately after the most recent acquisition of a Certificate, whether or not from the Depositor or an Agent or Offering Agent, less than 25% of the value of such Certificates were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

  If the assets of the Trust were deemed to be plan assets, certain transactions involving the Trust, including the acquisition of the Certificates themselves by a Plan, could be prohibited transactions. If, for example, an obligor with respect to any of the Underlying Securities, or any of such obligor's affiliates, were a party in interest or disqualified person with respect to an acquiring Plan, the acquisition of the Certificate could be construed as a prohibited indirect loan from the Plan to the obligor.

  Certificates will not be sold to any Plan unless the Depositor is able to confirm the existence of at least 100 independent purchasers of the Certificates.

  ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                             PLAN OF DISTRIBUTION

  Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the material terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

  If underwriters are used in the sale, Certificates will be acquired by the underwriters at a fixed price for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Citicorp Securities, Inc. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

  Only Certificates rated in one of the investment grade rating categories by a Rating Agency will be offered hereby.

  Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such underwriters or affiliates in connection with offers and sales related to market-making transactions in the Certificates.

  If an Underwriter has participated in the initial public offering of the Underlying Securities relating to a Series of Certificates, at least 90 days will have elapsed since the date on which such Underwriter completed its sale of its allotment of the Underlying Securities in such public offering.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Milbank, Tweed, Hadley & McCloy New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                                                                       PAGE
                                                                  --------------
$................................................................              3
Base Rate........................................................             11
Business Day.....................................................             11
Calculation Date................................................. 13, 14, 15, 16
Calculation Agent................................................             12
Callable Series..................................................             18
Call Date........................................................             18
Call Price.......................................................             18
CD Rate..........................................................             13
CD Rate Certificate..............................................             11
CD Rate Determination Date.......................................             13
CDs (Secondary Market)...........................................             13
Cede.............................................................              3
CertificateS.....................................................       cover, 9
Certificate Account..............................................             25
Certificate Principal Balance....................................             16
Certificate Rate.................................................              9
Certificateholders...............................................          cover
clearing agency..................................................             18
clearing corporation.............................................             18
Code.............................................................             33
DOL..............................................................             36
Commercial Paper Rate Certificate................................             11
Commercial Paper Rate Determination Date.........................         13, 14
Commercial Paper Rate............................................         13, 14
Commercial Paper.................................................             13
Commission.......................................................       cover, 2
Company..........................................................           II-3
Composite Quotations.............................................             12
Concentrated Underlying Security.................................             21
Cut-off Date.....................................................             26
Definitive Certificates..........................................      cover, 18
Deposited Assets.................................................      cover, 20
Depositor........................................................          cover
Depository.......................................................             18
Determination Date...............................................             10
Distribution Date................................................              2
DMG..............................................................              7
dollar...........................................................              3
DTC..............................................................          cover
Eligibility Criteria.............................................             21
ERISA............................................................             36
Exchange Act.....................................................              2
Exchangeable Series..............................................          7, 16
Excluded Interest................................................              8
Federal Funds Rate...............................................             14
Federal Funds Rate Certificate...................................             11
Federal Funds Rate Determination Date............................             14
Federal Funds (Effective)........................................             14

                                                                           PAGE
                                                                          ------
Federal Funds/Effective Rate.............................................     14
Federal Tax Counsel......................................................     33
Fixed Rate Certificates..................................................     11
Floating Rate Certificates...............................................     11
Foreign Certificateholders...............................................     36
Global Security..........................................................  cover
H.15(519)................................................................     12
Identifying Information..................................................     21
Index Maturity...........................................................     11
Interest Reset Date......................................................     12
Interest Reset Period....................................................     12
IRS......................................................................     33
LIBOR Determination Date.................................................     15
LIBOR Certificate........................................................     11
LIBOR....................................................................     15
London Banking Day.......................................................     11
Maximum Certificate Rate.................................................     12
Minimum Certificate Rate.................................................     12
Money Market Yield.......................................................     14
Offering Agent...........................................................  cover
OID......................................................................     33
Option to Elect Exchange.................................................     17
Optional Exchange Date...................................................     17
Original Issue Date......................................................      9
Outstanding Debt Securities..............................................     23
participants.............................................................     18
Prospectus Supplement....................................................  cover
Rating Agency............................................................      6
Realized Losses..........................................................     16
Registration Statement...................................................      2
Regulations..............................................................     36
Required Percentage--Waiver..............................................     31
Required Percentage--Amendment...........................................     30
Required Percentage--Remedies............................................ 28, 30
Retained Interest........................................................     34
Reuters Screen LIBO Page.................................................     15
Secured Underlying Securities............................................     23
Securities Act...........................................................      2
Senior Underlying Securities.............................................     23
Series...................................................................  cover
Spread...................................................................     11
Spread Multiplier........................................................     11
Sub-Administration Agreement.............................................     27
Sub-Administrative Agent.................................................     27
Subordinated Underlying Securities.......................................     23
Treasury Rate Certificate................................................     11
Treasury Rate Determination Date.........................................     16
Treasury Rate............................................................ 15, 16
Treasury bills...........................................................     15
Trust....................................................................  cover
Trust Agreement..........................................................  cover

                                                                         PAGE
                                                                       ---------
Trust Indenture Act...................................................        22
Trustee...............................................................     cover
Trustee's Fee.........................................................         8
U.S. dollars..........................................................         3
U.S.$.................................................................         3
Underlying Securities................................................. cover, 20
Underlying Securities Currency........................................        24
Underlying Securities Indenture.......................................        22
Underlying Securities Interest Accrual Periods........................        24
Underlying Securities Issuer..........................................    20, 21
Underlying Securities Payment Dates...................................        24
Underlying Securities Rate............................................        24
Underlying Securities Trustee.........................................        22
Underlying Security Events of Default.................................        23
USD...................................................................         3
Variable Certificate Rate.............................................         9

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT OR IN THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-TATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ELMWOOD FUNDING LIMITED OR THE OFFERING AGENT OR ANY UNDERWRITER. NEITHER THIS PROSPECTUS SUP-PLEMENT NOR THE PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ELMWOOD FUNDING LIMITED SINCE SUCH DATE.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
PROSPECTUS.................................................................   3
SUMMARY....................................................................   4
RISK FACTORS...............................................................  11
THE DEPOSITOR..............................................................  13
USE OF PROCEEDS............................................................  13
THE TRUST..................................................................  13
DESCRIPTION OF THE UNDERLYING SECURITIES...................................  14
DESCRIPTION OF THE CERTIFICATES............................................  20
DESCRIPTION OF THE TRUST AGREEMENT.........................................  24
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  27
ERISA CONSIDERATIONS.......................................................  27
PLAN OF DISTRIBUTION.......................................................  27
LEGAL MATTERS..............................................................  28
RATINGS....................................................................  28
INDEX OF DEFINED TERMS.....................................................  29

                                  PROSPECTUS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT......................................................   2
AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2
REPORTS TO CERTIFICATEHOLDERS..............................................   3
ENFORCEMENT OF CIVIL LIABILITIES...........................................   3
RISK FACTORS...............................................................   4
THE DEPOSITOR..............................................................   7
USE OF PROCEEDS............................................................   7
FORMATION OF THE TRUST.....................................................   7
DESCRIPTION OF CERTIFICATES................................................   9
DESCRIPTION OF DEPOSITED ASSETS............................................  20
DESCRIPTION OF THE TRUST AGREEMENT.........................................  26
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  33
ERISA CONSIDERATIONS.......................................................  36
PLAN OF DISTRIBUTION.......................................................  37
LEGAL MATTERS..............................................................  38

                            ELMWOOD FUNDING LIMITED


  U.S.$16,500,000 BOND-BACKED INVESTMENT  CERTIFICATES, SERIES 1997--DU PONT

                               ----------------

                             PROSPECTUS SUPPLEMENT
                             DATED APRIL 14, 1997

                                      AND

                                  PROSPECTUS
                             DATED MARCH 14, 1997

                               ----------------

                           CITICORP SECURITIES, INC.

                           DEAN WITTER REYNOLDS INC.